DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of August 23,
1999 among FILENE'S BASEMENT, INC., a Massachusetts corporation, as debtor and debtor in possession ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, PARAGON CAPITAL LLC, a Delaware limited liability company, as Oversight Agent and as Lender, and the other Lenders signatory hereto from time to time.

                               RECITALS

          WHEREAS, on August 23, 1999 (the "Petition Date"), Borrower and Filene's Basement Corp., a Massachusetts corporation ("Holdings") commenced Chapter 11 Cases No. ___ - ___ (collectively, the "Chapter 11 Case") by filing voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), with the United States Bankruptcy Court for the District of Massachusetts (the "Bankruptcy Court"). Borrower and Holdings continue to operate their business and manage their properties as debtors and debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

          WHEREAS, prior to the Petition Date, Lenders provided financing to Borrower pursuant to that certain Credit Agreement, dated as of July 26, 1999, among Borrower, the other credit parties signatory thereto, GE Capital, as Agent, Paragon Capital LLC, as Oversight Agent, and the Lenders from time to time signatory thereto (as amended, modified or supplemented, the "Pre-Petition Loan Agreement");

          WHEREAS, Borrower has requested that Lenders provide a senior secured superpriority revolving credit facility of up to $135,000,000 to fund its working capital requirements during the pendency of the Chapter 11 Case and to replace the Pre-Petition Loan Agreement;

          WHEREAS, Lenders are willing to provide to Borrower such postpetition loans and other extensions of credit pursuant to a credit facility having the terms and conditions set forth herein;

          WHEREAS, Holdings is willing to guaranty all of the obligations of Borrower to Lenders under the Loan Documents and to pledge to Agent, for the benefit of Agent and Lenders, all of the capital stock of Borrower to secure such guaranty; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

          1.1. Credit Facilities.

          (a)  Tranche A and Tranche B Revolving Credit Facilities.

               (i) Subject to the terms and conditions hereof, each Tranche A Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Tranche A Revolving Credit Advance"). The Pro Rata Share of the Tranche A Revolving Loan of any Tranche A Revolving Lender shall not at any time exceed its separate Tranche A Revolving Loan Commitment. The obligations of each Tranche A Revolving Lender hereunder shall be several and not joint. The aggregate amount of Tranche A Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Tranche A Amount and (B) the Tranche A Borrowing Base, in each case less the sum of the Letter of Credit Obligations and the Swing Line Loan outstanding at such time ("Tranche A Borrowing Availability").

               (ii) Subject to the terms and conditions of this Agreement, at any time that no Tranche A Borrowing Availability exists (except for Tranche B Real Estate Advances made pursuant to
     Section 1.1(e) hereof), each Tranche B Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Tranche B Revolving Credit Advance"). The Pro Rata Share of the Tranche B Revolving Loan of any Tranche B Revolving Lender shall not at any time exceed its separate Tranche B Revolving Loan Commitment. The obligations of each Tranche B Revolving Lender hereunder shall be several and not joint. The aggregate amount of Tranche B Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Tranche B Amount and (B) the Tranche B Borrowing Base ("Tranche B Borrowing Availability"). Notwithstanding the foregoing, at no time shall the aggregate of those portions of the Tranche A Revolving Advances and Tranche B Revolving Advances which are based upon Eligible Inventory exceed one hundred percent (100%) of the Net Retail Liquidation Value of Eligible Inventory. Additionally, Tranche A Revolving Lenders shall not make Inventory Overadvances, but in the event that Tranche A Revolving Lenders make any Inventory Overadvances, such Inventory Overadvances shall be subordinate to the same extent that Tranche B Revolving Credit Advances are subordinate to the Senior Obligations under Section 1.11(b) hereof. At no time shall the Tranche A Revolving Lenders be required to make Tranche A Revolving Loans or Swing Line Loans if the making of such Tranche A Revolving Loans or Swing Line Loans would (i) constitute Inventory Overadvances, or (ii) result in Inventory Loans exceeding the Tranche B Inventory Loan Limit.

               (iii) Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representatives of Agents identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Tranche A Revolving Credit Advance, in the case of an Index Rate Tranche A Revolving Loan, (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Tranche A Revolving Credit Advance, in the case of a LIBOR Tranche A Revolving Loan, (3) 11:00 a.m. (New York time) on the date which is five (5) Business Days, in the case of a proposed Tranche B Real Estate Advance (other than in the case of Tranche B Real Estate Advances made on the Closing Date) when after giving effect to such Tranche B Real Estate Advance, the aggregate outstanding principal amount of all Tranche B Real Estate Advances would exceed $5,000,000, or (4) 11:00 a.m. (New York time) on the Business Day immediately preceding the proposed Tranche B Revolving Credit Advance, in the case of any other Tranche B Revolving Loan. Each such notice (a "Notice of Revolving Credit Advance/Borrowing Base Certificate") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agents. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e). Subject to Agent's receipt of wire transfers from the Tranche A Revolving Lenders and the Tranche B Revolving Lenders in accordance with Section 9.9 hereof, and provided timely notices are given by Borrower in accordance with this Section 1.1(a) (iii), Agent shall: (1) in the case of Tranche A Revolving Index Rate Loans, make requested Tranche A Revolving Credit Advances on the same Business Day of the requested funding; (2) in the case of Tranche B Revolving Index Rate Loans, make requested Tranche B Revolving Credit Advances the first Business Day after the requested funding; and
     (3) in the case of Tranche A Revolving LIBOR Loans, make requested Tranche A Revolving Credit Advances within three (3) Business Days after the requested funding.

               (iv) Borrower shall execute and deliver to each Tranche A Revolving Lender a note to evidence the Tranche A Revolving Loan Commitment of that Tranche A Revolving Lender. Each note shall be in the principal amount of the Tranche A Revolving Loan Commitment of the applicable Tranche A Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(iv) (each a "Tranche A Revolving Note" and, collectively, the "Tranche A Revolving Notes"). Each Tranche A Revolving Note shall represent the obligation of Borrower to pay the amount of each Tranche A Revolving Lender's Revolving Loan Commitment or, if less, the applicable Tranche A Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Tranche A Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Tranche A Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (v) Borrower shall execute and deliver to each Tranche B Revolving Lender a note to evidence the Tranche B Revolving Loan Commitment of that Tranche B Revolving Lender. Each note shall be in the principal amount of the Tranche B Revolving Loan Commitment of the applicable Tranche B Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(v) (each a "Tranche B Revolving Note" and, collectively, the "Tranche B Revolving Notes"). Each Tranche B Revolving Note shall represent the obligation of Borrower to pay the amount of each Tranche B Revolving Lender's Revolving Loan Commitment or, if less, the applicable Tranche B Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Tranche B Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Tranche B Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b)  Swing Line Facility.

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance/Borrowing Base Certificate. Subject to the terms and conditions hereof, the Swing Line Lender shall make available from time to time until the Commitment Termination Date advances consisting only of Tranche A Revolving Loans (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the lesser of the Tranche A Maximum Amount and the Tranche A Borrowing Base, in each case, less the outstanding balance of the Tranche A Revolving Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance/Borrowing Base Certificate delivered by Borrower to Agents in accordance with Section 1.1(a). Those notices must be given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Tranche A Index Rate Loan and shall be funded as a Tranche A Index Rate Loan in accordance with the last sentence of
     Section 1.1(a)(iii).

               (ii) Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but no less frequently than weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Tranche A Revolving Lender (including the Swing Line Lender) to make a Tranche A Revolving Credit Advance to Borrower (which shall be a Tranche A Index Rate Loan) in an amount equal to such Tranche A Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Regardless of whether the conditions precedent set forth in this Agreement to the making of a Tranche A Revolving Credit Advance are then satisfied, each Tranche A Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Tranche A Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Tranche A Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv) Tranche A Revolving Lenders' Obligations Unconditional. Each Tranche A Revolving Lender's obligation to make Tranche A Revolving Credit Advances in accordance with
     Section 1.1(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Tranche A Revolving Lender may have against the Swing Line Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Tranche A Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii) the Swing Line Lender shall be entitled to recover such amount on demand from such Tranche A Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

          (c) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance/Borrowing Base Certificate, Notice of Conversion/Continuation or similar notice as being duly authorized provided that such notice is signed by a Person identified on Disclosure Schedule (1.1(c)). Agent may assume that the signature of each Person identified on Disclosure Schedule (1.1(c)) executing and delivering such a notice is genuine. Borrower may amend, modify or supplement Disclosure Schedule (1.1(c)) upon ten (10) Business Days' written notice to Agent.

          (d)  Agent Advances.

               (i) Agent hereby is authorized by Borrower and Lenders, from time to time in Agents' discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 2.1 or 2.2 have not been satisfied, to make Advances to Borrower on behalf of Lenders which Agents, in their reasonable business judgment, deem necessary or desirable, whether under clause (1) or (2) above, (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses described in Section 11.3 (any of the Advances described in this Section 1.1(d) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrower without the consent of the Requisite Tranche A Revolving Lenders and the Requisite Tranche B Revolving Lenders if the amount thereof would exceed $4,000,000 in the aggregate at any one time. Any Advances made pursuant to this Section 1.1(d) shall be allocated on a pro rata basis to the Tranche A Revolving Lenders and the Tranche B Revolving Lenders.

               (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Tranche A Revolving Credit Advances and Tranche B Revolving Credit Advances, and shall bear interest at the rate applicable to Tranche A Revolving Index Rate Loans and Tranche B Revolving Loans, as the case may be, plus the Default Rate pursuant to Section 1.5. Under no circumstances shall any Agent Advances be deemed to constitute Inventory Overadvances.

          (e) Tranche B Real Estate Advances. Subject to the provisions of this Agreement (including, without limitation, Section 1.1(a)(ii)), each Tranche B Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of Advances based on the NLV of Eligible Leasehold Real Estate ("Tranche B Real Estate Advances"). All Tranche B Real Estate Advances shall bear interest at the rate of 18% per annum which interest shall be payable in arrears on each applicable Interest Payment Date. Borrower may use Tranche A Borrowing Availability to repay Tranche B Real Estate Advances, if after giving effect to such repayment (i) no Default or Event of Default would result, (ii) Net Borrowing Availability, as determined by Agents, exceeds $10,000,000 or such lower amount as required by Agent in its reasonable discretion, and
(iii) the Tranche A Inventory Loan Limit would not be exceeded.

          (f) Notwithstanding anything set forth above, all credit advances and Agent Advances hereunder shall be subject to the terms and conditions of the Interim Order and the Final Order.

          1.2. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Tranche A Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

          1.3. Prepayments.

          (a) Voluntary Prepayments. Borrower may at any time on at least ten (10) days' prior written notice to Agent (i) voluntarily prepay all or part of the Revolving Loan and/or permanently reduce but not terminate the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of such amount, (B) the Tranche A Revolving Loan Commitment shall not be reduced to an amount less than $100,000,000, and (C) the Tranche B Revolving Loan shall not be reduced to an amount less than $20,000,000. Borrower may at any time and from time to time on at least (10) days' prior written notice to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of the compensation required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). In the event GE Capital acts as the lead agent in providing a refinancing of the Loans under this Agreement, GE Capital shall waive the payment of any compensation otherwise required to be paid to GE Capital under Section 1.9(c). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Tranche A Revolving Loan Commitment shall not require corresponding pro rata reduction in the Swing Line Commitment and/or the L/C Sublimit (as defined in Annex B). Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied, provided that notwithstanding the foregoing in the case of a Default or an Event of Default, all prepayments shall be applied to the Tranche A Revolving Loan.

          (b)  Mandatory Prepayments.

               (i) If at any time the outstanding balance of the Tranche A Revolving Loan exceeds the lesser of (A) the Tranche A Maximum Amount and (B) the Tranche A Borrowing Base, less, in each case, the outstanding Swing Line Loan at such time less the Letter of Credit Obligations outstanding, Borrower shall immediately repay the aggregate outstanding Tranche A Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Tranche A Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

               (ii) If at any time the outstanding balance of the Tranche B Revolving Loan exceeds the lesser of (A) the Tranche B Maximum Amount and (B) the Tranche B Borrowing Base, Borrower shall immediately repay the aggregate outstanding Tranche B Revolving Credit Advances to the extent required to eliminate such excess. Notwithstanding the foregoing, any prepayment pursuant to this Section 1.3(b)(ii) shall be paid only after any and all mandatory prepayments required by Section 1.3(b)(i) have been paid.

               (iii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(a)) or any sale of Stock of any Subsidiary of any Credit Party, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

               (iv) If Holdings or Borrower issues Stock or incurs any Indebtedness (other than Indebtedness permitted by Section 6.3) no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable transaction costs, fees and expenses paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.
          (c) Application of Certain Mandatory Prepayments. So long as no Default or Event of Default shall have occurred and be continuing, any prepayments made by Borrower pursuant to clauses
(b)(iii) or (b)(iv) above shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; fourth, ratably to interest then due and payable on the Tranche A Revolving Loan and the Tranche B Revolving Loan; and fifth, ratably to the outstanding principal balance of the Tranche A Revolving Loan and the Tranche B Revolving Loan until the same shall have been paid in full. So long as a Default or Event of Default shall have occurred and be continuing, any prepayment made by Borrower pursuant to clauses (b)(iii) or (b)(iv) above shall be applied as follows: first, to fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Loan; third, to the principal balance of the Swing Line Loan until the same shall have been repaid in full; fourth, to interest then due and payable on the Tranche A Revolving Loan; fifth, to the outstanding principal balance of Tranche A Revolving Loan until the same shall have been paid in full; sixth, to interest then due and payable on the Tranche B Revolving Loan; and last to the principal balance of the Tranche B Revolving Loan. Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any prepayments made pursuant to this Section 1.3(c).

          (d) Application of Prepayments from Insurance Proceeds. Prepayments from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: insurance proceeds from casualties or losses shall be applied first, to the Swing Line Loans, second, to the Tranche A Revolving Credit Advances; and last to the Tranche B
Revolving Credit Advances.   Neither the Revolving Loan Commitment nor
the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

          (e) Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clauses (b)(iii) and (b)(iv) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

          1.4. Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Loan and the Swing Line Loan (a) which are incurred on the Closing Date (net of any amounts used on the Closing Date to pay
Fees) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Prior Lenders under the Pre-Petition Loan Agreement, (b) thereafter, (x) for working capital and general corporate purposes as in accordance with the Budget, as the case may be (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14), and (y) certain other pre-petition expenses that are approved by the Bankruptcy Court and consented to by Lenders. Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

          1.5. Interest and Applicable Margins.

          (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Tranche A Revolving Credit Advances, the Index Rate plus the Applicable Tranche A Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Tranche A Revolver LIBOR Margin per annum, based on the aggregate Tranche A Revolving Credit Advances outstanding from time to time; (ii) with respect to the Tranche B Revolving Credit Advances, 14.25% (except that Tranche B Real Estate Advances shall bear interest as set forth in Section 1.1(e)); and (iii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Tranche A Revolver Index Margin per annum.

          The Applicable Margins will be, as set forth below, on a per annum basis as of the Closing Date and until adjusted as described below.


          Applicable Tranche A Revolver LIBOR Margin        2.75%
          Applicable Tranche A Revolver Index Margin        1.25%
          Applicable L/C Margin                             1.75%
          Applicable Unused Facility Margin                 0.50%

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

          (d) So long as an Event of Default shall have occurred and be continuing, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased automatically by two percent (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 2.2, Borrower shall have the option to
(i) request that any Tranche A Revolving Credit Advances be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Tranche A Revolving Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Tranche A Revolving Loan (other than the Swing Line
Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the day after the last day of the LIBOR Period of the Loan to be continued. Under no circumstances shall the Tranche B Revolving Loan or Swing Line Loan be a LIBOR Loan. Any Loan to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $3,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan which has a LIBOR Period greater than one month until the earlier of (i) ninety (90) days after the Closing Date, and (ii) Agents' completion of a syndication of the Loans, satisfactory to Agents in their reasonable discretion.

          (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in
Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          1.6. Eligible Accounts. "Eligible Accounts" shall be the aggregate of the unpaid portions of Accounts (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts) (a) that Borrower reasonably and in good faith determines to be collectible; (b) that are with account debtors that (i) are not Affiliates of Borrower;
(ii) are Credit Card Providers who have agreed in writing to direct all payments be made to the Collection Account, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agents' reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents and Permitted Liens which are subordinate to the liens of the Agent; (e) in which the Agent has a valid and perfected first priority security interest; (f) that are not outstanding for more than five (5) Business Days past the date the applicable Credit Card Provider is required to make payment and that are not outstanding for more than ten (10) Business Days past the date of sale of the underlying goods to a retail customer in the ordinary course of business; (g) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless Borrower (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor if more than fifteen percent (15%) of the aggregate amount of all Accounts owing from such account debtor would otherwise not be Eligible Accounts; (i) that are payable in Dollars; (j) that are not secured by a letter of credit unless the Agent has a prior perfected security interest in such letters of credit; and (k) that are not payable from an office outside of the United States. General criteria for Eligible Accounts may be established and revised by the Agents from time to time with respect to Accounts owing under arrangements which were not in effect on or have been materially altered since the Closing Date. Agents may, in their Permitted Discretion, from time to time, upon three (3) days' prior notice to Borrower, establish Reserves with respect to Eligible Accounts to the extent that the arrangements under which such Eligible Accounts arise were not in effect on the Closing Date and Agents reasonably determine that: (i) the dilution with respect of the Accounts (excluding Accounts owing from Credit Card Providers existing as of the Closing Date) for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of Borrower has declined. In determining whether to establish Reserves with respect to Eligible Accounts, Agents may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts.

          1.7. Eligible Inventory. "Eligible Inventory" shall be Inventory owned by Borrower; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by Borrower, (b) which is damaged or is subject to any legal encumbrance other than Permitted Encumbrances, (c) which is not in the possession of Borrower unless (i) Agents have received a waiver from the party in possession (including, without limitation, with respect to all consolidator locations) of such inventory in form and substance reasonably satisfactory to Agents or (ii) such inventory is in transit from one Permitted Inventory Location to another Permitted Inventory Location, and the total duration of such transit time is not more than three (3) Business Days, (d) which is subject to any lien, encumbrance or security interest which is prior to the liens granted to Agent (other than landlord's or lessor's liens under leases to which Borrower is a party provided no amount secured by such lien has become due and payable and not been paid), (e) as to which appropriate Uniform Commercial Code financing statements showing Borrower as debtor and Agent as secured party have not been filed in the proper filing office or offices in order to perfect Agent's security interest therein, (f) which has been shipped to a customer of Borrower regardless of whether such shipment is on a consignment basis, (g) which is not located at a Permitted Inventory Location unless such Inventory is in transit from one Permitted Inventory Location to another Permitted Inventory Location, and the total duration of such transit time is not more than three (3) Business Days, (h) which consists of display items or packing or shipping materials, manufacturing supplies, work-in process Inventory or replacement parts, (i) which is not of a type for sale in the ordinary course of Borrower's business, (j) which consists of Hazardous Materials or goods that can only be transported or sold with licenses that are not readily available, or (k) which is not covered by casualty insurance acceptable to Agents. General criteria for Eligible Inventory may be established and revised by Agents from time to time if Agents reasonably determine that there has been a substantive change in the shrinkage, character, composition or mix, markdowns or retail markons and markups inconsistent with prior period practice, industry standards or current business plans. Agents may in their Permitted Discretion from time to time, upon three (3) days' prior notice to Borrower establish Reserves with respect to Eligible Inventory to the extent that Agents reasonably determine that (A) the liquidation value of the Eligible Inventory, or any category thereof, has decreased , or
(B) the nature of the inventory has changed. In determining whether to establish Reserves with respect to Eligible Inventory, Agents may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory.

          1.8. Cash Management Systems. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash
Management Systems").

          1.9. Fees and Other Compensation.  (a)  Borrower shall pay
(i) to GE Capital, individually, the Fees specified in the GE Capital Fee Letter, at the times specified for payment therein, and (ii) to Paragon, individually, the Fees specified in the Paragon Fee Letter, at the times specified for payment therein.

          (b) As additional compensation for the Revolving Lenders, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders based on the amount of such Lender's unused Commitment, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, compensation for Borrower's non-use of available funds in an amount equal to the Applicable Unused Line Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the such compensation is due.

          (c) If Borrower prepays the Revolving Loan and reduces or terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the amount of the reduction of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) one and one-half percent (1 1/2%), in the case of a prepayment on or prior to the date occurring six months after the Closing Date, (y) one percent (1%), in the case of a prepayment after the date occurring six months after the Closing Date but on or prior to the first anniversary of the Closing Date, and (z) one-half percent (1/2%), in the case of a prepayment after the first anniversary of the Closing Date but prior to the Commitment Termination Date. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that in the case of prepayments made pursuant to
Section 1.3(b)(iii) or (b)(iv), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

          1.10. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day.

          1.11.     Application and Allocation of Payments;
Subordination.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to first, the Swing Line Loan, second, ratably to interest on the Tranche A Revolving Loan and the Tranche B Revolving Loan and last, ratably to principal on the Tranche A Revolving Loan and the Tranche B Revolving Loan; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) ratably to interest on the Tranche A Revolving Loan and the Tranche B Revolving Loan; (5) ratably to principal payments on the Tranche A Revolving Loan and the Tranche B Revolving Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of such Loans and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

          (b) Each holder of the Tranche B Revolving Loan by acceptance thereof acknowledges and agrees that the Tranche B Revolving Loan is and shall be expressly subordinate and junior in right of payment to all of the Senior Obligations in the manner and to the extent provided herein. In the event of any Default or Event of Default (other than under Section 8.1(o), (q) or (x)) and for so long (and only so long) as such Default or Event of Default has not been cured or waived, so long as any Senior Obligations are outstanding, the holders of Senior Obligations shall be entitled to receive payment in full in cash of all Senior Obligations before the holders of the Tranche B Revolving Loan are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, other property or by set-off or otherwise, on or in respect of principal of, interest on, or other amounts owing in respect of, the Tranche B Revolving Loan ("payment or distribution"), and to that end, so long as any Senior Obligations remain outstanding, any payment or distribution to which the holders of the Tranche B Revolving Loan would be entitled but for the provisions hereof (except distributions of securities which are subordinate and junior in right of payment to the Senior Obligations at least to the same extent as provided herein) shall be delivered to the holders of Senior Obligations to the extent necessary to make payment in full of all Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Senior Obligations in respect thereof. Any subordination resulting from Section 8.1(t) shall be limited to the amount of the Lien enforced against the Collateral unless and until such Event of Default results in an acceleration of the Loans. Upon the exercise of any rights and remedies by the Agent under the Loan Documents with respect to the Collateral, all Proceeds of the Collateral shall first be applied by Agent to the Senior Obligations until such Obligations have been paid in full in cash and all Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B and then to the Obligations in respect of the Tranche B Revolving Loan. In the event that any holder of the Tranche B Revolving Loan shall receive any payment or distribution in respect of the Tranche B Revolving Loan which the holders thereof are not permitted to receive and retain pursuant to this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over promptly on demand to, the Agent for the benefit of the holders of the Senior Obligations, for application to the payment of the Senior Obligations until the same shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of the Senior Obligations.

          (c)  Notwithstanding the provisions of Section 1.11(b) and
Section 1.3(c):

          (i) at any time when there is no Default or Event of Default, Tranche B Revolving Lenders shall be entitled to recover first from any proceeds as a result of the sale of any Real Estate an amount equal to the aggregate amount of principal, interest and fees owing in respect of all Tranche B Real Estate Advances then outstanding ("Tranche B Real Estate Advance Obligations") and the excess, if any, of such proceeds shall be applied in accordance with Section 1.3(c);

          (ii) during the time any Liquidation Default shall have occurred and be continuing Tranche B Revolving Lenders shall be entitled to recover first from any such proceeds an amount equal to the Tranche B Real Estate Advance Obligations plus (aa) $3,000,000, in the event that the aggregate principal amount then outstanding of all Tranche B Real Estate Advances is less than or equal to $10,000,000 and
(bb) $6,000,000, in the event that the aggregate principal amount then outstanding of all Tranche B Real Estate Advances is greater than $10,000,000; provided that in no event shall the Tranche B Revolving Lenders receive in the aggregate more than $6,000,000 in excess of the amounts used to repay Tranche B Real Estate Advance Obligations pursuant to this clause (ii), and the excess, if any, of such proceeds shall be applied in accordance with Section 1.11(b); and

          (iii) during the time any Default or Event of Default (other than a Liquidation Default) shall have occurred or be continuing Tranche B Revolving Lenders shall be entitled to recover first from any such proceeds an amount equal to the Tranche B Real Estate Advance Obligations and the excess, if any, of such proceeds, shall be applied in accordance with Section 1.11(b).

          (d) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loan and the Swing Line Loan to exceed Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder. Agent shall provide Borrower with same day written notice of any charges made to the Revolving Loan balance pursuant to this Section 1.11(c), provided, however, the failure to deliver such notice shall not in any manner affect Agent's right to charge the Revolving Loan.

          1.12. Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

          1.13.     Indemnity.
          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agents, Lenders and their respective Affiliates, and each such Person's respective officers, directors, partners, members, employees, attorneys, advisors, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents unless such dispute is among any of the parties hereto other than the Credit Parties (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense that is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly from that Indemnified Person's gross negligence, willful misconduct or breach of the terms of this Agreement. Agents and Lenders agree not to settle or compromise any Indemnified Liabilities other than in a commercially reasonable manner. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.
This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in reasonable detail.

          1.14.     Access; Appraisals; Mystery Shopping.

          (a) Each Credit Party which is a party hereto shall, during normal business hours, from time to time, upon reasonable advance notice, three times each calendar year, or more frequently as determined by Agents in their reasonable good faith judgment as being necessary in light of any factor which could adversely affect the ability of Lenders to receive payment in full of the Obligations: (a) provide Agents and any of their officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agents, and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and
(c) permit Agents, and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as reasonably determined by the Agents in good faith, each such Credit Party shall provide such access to Agents and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agents and each Lender with access to its suppliers and customers. Subject to the foregoing, Each Credit Party shall make available to Agents and their counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agents may request. Each Credit Party shall deliver any document or instrument necessary for Agents, as they may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party to the extent necessary as determined by such Credit Party's reasonable business judgment. Agents will give Lenders at least fifteen (15) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agents' representatives on regularly scheduled audits at no charge to Borrower.

          (b) Agents, three times each calendar year, or more frequently as determined by Agents in their reasonable good faith judgment as being necessary in light of any factor which could adversely affect the ability of Lenders to receive payment in full of the Obligations, may obtain appraisal reports in form and substance satisfactory to Agents stating (i) the then current fair market, orderly liquidation and forced liquidation value of all or any part of the Collateral, and (ii) the then current value of each of Holdings, Borrower and their Subsidiaries.

          (c) Agent or Oversight Agent may from time to time conduct "mystery shopping" visits to any or all of Borrower's or any of its Subsidiaries' business premises. A copy of any written report of the results of such "mystery shopping" prepared by Agent, Oversight Agent or any third party "mystery shopper" engaged under this Section 1.14(c) shall be provided to Borrower.

          (d) All reasonable expenses incurred by Agents in connection with this Section 1.14 shall be reimbursed by Borrower pursuant to
Section 11.3 hereof, provided that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be required to reimburse expenses incurred under this Section 1.14 which exceed $60,000 in the aggregate, plus reasonable out-of-pocket expenses, per annum.

          1.15.     Taxes.

          (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Upon Agent's reasonable request, Borrower shall furnish to Agent evidence of the payment thereof in a form reasonably acceptable to Agent.

          (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

          1.16.     Capital Adequacy; Increased Costs; Illegality.

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon ten (10) days' written demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.
Each Lender shall allocate the effect of such reduction among its customers in good faith.

          (b) If, due to either (i) the enactment of or any change in any law or regulation (or any change in the interpretation thereof) or
(ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon ten (10) days' written demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this
Section 1.16(b). Each Lender shall allocate such increased costs among its customers in good faith.
          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

          (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.15(a), 1.16(a) or 1.16(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be an Eligible Assignee in the case of a Tranche A Revolving Lender being replaced. If Borrower obtains a Replacement Lender following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen
(15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender, Borrower's rights under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

          1.17. Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

          1.18.     Priority of Obligations and Lenders' Liens.

          (a) The priority of Lenders' Liens on the Collateral shall be set forth in the Interim Order and the Final Order.

          (b) All Obligations shall constitute administrative expenses of Borrower in the Chapter 11 Case, with administrative priority and senior secured status under Sections 364(c)(1)and 364(d) of the Bankruptcy Code. Subject to the Senior Claims and allowed claims as to the Reserve Fund up to the Reserve Fund Amount (all of the foregoing as defined in the Orders), such administrative claim shall have priority over all other costs and expenses of the kinds specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 503(b), 506(c), 507(a),
507(b), 553, 726 or any other provision of the Bankruptcy Code and shall at all times be senior to the rights of the Credit Parties, the estates of Credit Parties, and any successor trustee or estate representative in the Chapter 11 Case or any subsequent proceeding or case under the Bankruptcy Code. The liens and security interests granted to Lenders, and the priorities accorded to the Obligations shall have the priority and senior secured status afforded by Section 364(d)(1) of the Bankruptcy Code (all as more fully set forth in the Orders) senior to all claims and interests other than the Senior Claims.

          (c) Lenders' Liens on the Collateral and its administrative claim under Sections 364(c)(1) and 364(d) of the Bankruptcy Code afforded the Obligations shall, following the occurrence and during the continuation of an Event of Default, be subject to only the allowed claims with respect to the Reserve Fund up to the Reserve Fund Amount, all as more fully set forth in the Orders. The Reserve Fund Escrow Agent (as defined in the Orders) shall hold and maintain the Reserve Fund in trust for the benefit of the Bankruptcy Professionals (defined below) and shall not disburse or encroach upon the same unless and until ordered to do so by the Bankruptcy Court or to pay court-approved fees and expenses in the event the Credit Parties have insufficient cash flow to pay such amounts when due. Such Reserve Fund shall be subject to and designed for the payment of unpaid fees and expenses incurred on and after the Petition Date by professionals retained under Sections 327 or 1103 of the Bankruptcy Code by the Credit Parties or the Committees (the "Bankruptcy Professionals"), and any statutorily mandated costs and fees of the United States Trustee and the Clerk of the Bankruptcy Court including, without limitation, those pursuant to 28 U.S.C. 1930(a) with respect to the Chapter 11 Case (collectively, the "Professional Fees") in the event the Credit Parties have insufficient cash flow to pay such amounts when due up to a maximum aggregated amount not exceeding the Reserve Fund Amount. For purposes of this Section 1.18(c), valid claims upon the Reserve Fund shall not include (i) any other claims that are or may be senior to or pari passu with any claims upon the Reserve Fund or any Professional Fees and expenses of a Chapter 7 trustee, (ii) any pre-petition retainer paid to Credit Parties' counsel in connection with or related to the Chapter 11 Case, or (iii) any fees and/or expenses of the Bankruptcy Professionals incurred in connection with the commencement or continuation of any suit, motion action or other proceeding challenging the extent, validity, perfection, enforceability or priority of the Lenders' claims or liens arising under or in connection with the Pre-Petition Loan Agreement.


20   CONDITIONS PRECEDENT

          2.1. Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent and Lenders, or waived in writing by Agent and Lenders:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agents and Lenders; and Agents shall have received such documents, instruments, agreements and legal opinions as Agents shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agents provided that if Agents shall not have received such documents on the Closing Date as reasonably requested by them and the delivery of such documents is not governed by a post-closing side letter, Borrower's failure to have delivered the same on the Closing Date shall not be deemed a Default provided (i) Borrower's failure to deliver such documents is not a breach of any other provision of this Agreement, and (ii) Borrower and Agents shall act reasonably in agreeing upon a reasonable period of time within which Borrower shall deliver such documents to Agents.

          (b)  [Intentionally Deleted.]

          (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

          (d) Opening Availability. The Eligible Accounts and Eligible Inventory of Borrower supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agents, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $25,000,000.

          (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter and the Paragon Fee Letter), and shall have reimbursed Agents for all reasonable fees, costs and expenses of closing presented as of the Closing Date.

          (f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its reasonable discretion.

          (g) The automatic stay shall have been modified to permit the creation and perfection of Lenders' Liens and security interests and shall have been automatically vacated to permit enforcement of Lenders' rights and remedies under this Agreement subject to the terms hereof and the Orders.

          (h) The Interim Order, in form and substance satisfactory to Agents, approving the transactions contemplated hereby and granting a first priority perfected security interest in the Collateral subject only to Senior Claims (as defined in the Interim Order) and the Carve-Out Expenses up to the Reserve Fund Amount shall have been entered by the Bankruptcy Court.

          (i) Agents shall be satisfied with the corporate structure, capital structure, debt instruments, material contracts, and governing documents of each Credit Party, and the tax effects resulting from the commencement of the Chapter 11 Case and the credit facility evidenced by this Agreement.

          2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

          (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof; or

          (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and (A) Agent or Requisite Lenders, or (B) in the event of a Default which would under Section 8.2(a)(ii) provide the Tranche B Revolving Lenders with the right to suspend their obligation to make Tranche B Revolving Credit Advances, Requisite Tranche B Lenders, shall have determined not to make any Loan or incur any Letter of Credit Obligation so long as that Default is continuing; or
          (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Tranche A Revolving Loan would exceed the lesser of (i) the Tranche A Borrowing Base and the Maximum Tranche A Amount, less, in each case, the then outstanding principal amount of the Swing Line Loan, less the sum of Letter of Credit Obligations or (ii) the outstanding principal amount of the Tranche B Revolving Loan would exceed the lesser of the Tranche B Borrowing Base and the Maximum Tranche B Amount; or

          (e) After giving effect to any Swing Line Advance, the outstanding principal amount of the Swing Line Loan would exceed Swing Line Availability. The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents; or

          (f) (i) The Bankruptcy Court shall not have entered the Final Order on or before the date that is 25 days after the Petition Date, (ii) the Bankruptcy Court shall not have entered the Final Order following the expiration of the Interim Order, or (iii) the Interim Order or the Final Order, as the case may be, shall have been vacated, reversed, modified or amended without Lenders' consent, or an appeal of any such order shall have been timely filed and a stay of such order pending appeal shall not be presently effective.

30   REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement. Notwithstanding anything to the contrary set forth in this
Article 3, it is understood and agreed that each of the representations and warranties made in this Article 3 are and shall be (i) subject to
(x) compliance by the Credit Parties with any applicable provisions of the Bankruptcy Code and (y) the entry of the Interim Order and the Final Order, and (ii) qualified to the extent (x) noncompliance results from the commencement of the Chapter 11 Case and the actions, proceedings and other matters related thereto, or (y) noncompliance is permitted or compliance is prohibited by the Bankruptcy Code or the Bankruptcy Court.

          3.1. Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and by-laws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2. Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business, as well as the location of Borrower's Stores, warehouses and corporate books and records, is set forth in Disclosure Schedule (3.2). In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

          3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) have been, or by the Closing Date will be, duly authorized by the Bankruptcy Court; (f) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (g) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (h) do not require the consent or approval of any Governmental Authority or any other Person, except for those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date.
On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto, and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Holdings and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4) have been delivered on the date hereof:

               (i) The audited consolidated balance sheets at January 30, 1999 and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by Arthur Andersen LLP.

               (ii) The unaudited balance sheet(s) at May 29, 1999 and the related statement(s) of income and cash flows of Holdings and its Subsidiaries for the four (4) Fiscal Months then ended.

          3.5. Material Adverse Effect. Since January 30, 1999, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Projections, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as described in Disclosure Schedule (3.5), between January 30, 1999 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

          3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6(a)) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6(a)), and copies of all leases for Stores located in Virginia, Pennsylvania, Florida, New Jersey and Washington and copies of all other leases requested by Agents have been delivered to Agents. Except as described in Disclosure Schedule (3.6(b)), none of Holdings, Borrower or their Subsidiaries are in default or violation beyond any applicable notice or cure period, or have received any notice or threat of cancellation, in respect of any leases to which such Person is a party. Borrower and Holdings hereby authorize Agents at any time and from time to time to contact any of their landlords in order to confirm the continued compliance of Holdings, Borrower or their Subsidiaries with the terms and conditions of the relevant leases. Disclosure Schedule (3.6(c)) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. None of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances and mechanic liens in the approximate amount of $200,000 filed against the Borrower's property located in the National Press Building in
Washington D.C.   Agents acknowledge that there is located in
Borrower's Stores and warehouses (x) certain Inventory and other assets owned by various third-party licensees operating leased departments in Borrower's Stores pursuant to the license agreements described on Disclosure Schedule (3.6(d)) and (y) certain Equipment which has been leased to Borrower by third parties. Except as described in Disclosure Schedule (3.6(b)), Borrower has not granted, or been granted, any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. No portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

          3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) except as described in Disclosure Schedule 3.7, there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

          3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. The stockholders having beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended) of 5% or more of the issued and outstanding Stock of each Credit Party as of May 5, 1999, together with the amount of such ownership as of such date, are set forth in Disclosure Schedule (3.8). No Credit Party has been notified since May 5, 1999 of any change to the information set forth in Disclosure Schedule (3.8). Except as described on Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)). None of the Credit Parties other than Borrower has any material assets (except Stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations and in the case of Holdings, consisting of numerous guarantees by Holdings of the obligations of Borrower under real estate and personal property leases and other contracts.

          3.9. Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

          3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

          3.12.     ERISA.

          (a   Disclosure Schedule (3.12) lists and separately
identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployee Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

          (b   Except as set forth in Disclosure Schedule (3.12): (i)
no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur;
(iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

          3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or
(b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $250,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

          3.14. Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

          3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agents or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times (other than at times Inventory is in transit from one Permitted Inventory Location to another Permitted Inventory Location or in transit outside the jurisdiction of the United States) be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

          3.17.     Environmental Matters.

          (a   To the best of each Credit Party's knowledge, except as
set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $250,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $250,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

          (b   Each Credit Party hereby acknowledges and agrees that
Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

          3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

          3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Borrower acknowledges and agrees that Schedule C hereto is substantially the same as the Borrower's pre-petition cash management system and that such system, including all accounts established thereto, shall continue to govern the rights of the respective parties thereto, and shall be applicable under this Agreement. On or prior to the fifth Business Day prior to the date scheduled for the hearing on the Final Order, Borrower shall notify the banks and financial institutions maintaining such accounts of the continuing validity and enforceability of Lenders' rights thereto.

          3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

          3.21.     [Intentionally Deleted.]

          3.22. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which are listed on Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Credit Party within sixty
(60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum (other than inventory purchase orders entered into by Borrower in the ordinary course of its business on an order by order basis); the lease covering the POS System; any inventory consolidator lease; any department license agreement or any lease of displays or cash registers having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness in excess of $500,000 of such Credit Party and any security interest granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          3.23.     [Intentionally Deleted.]

          3.24.     Year 2000 Representations.

               Each Credit Party has completed a Year 2000 Assessment and a Year 2000 Corrective Plan, copies of which have been delivered to Agent, and each Credit Party shall complete all Year 2000 Corrective Actions by October 31, 1999.

          3.25. Status of Holdings. Prior to the Closing Date, Holdings will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents, this Agreement and except as set forth in Section 3.8 and Disclosure Schedule (6.3)).

          3.26. Credit Card Providers. Disclosure Schedule (3.26) lists all Credit Card Providers engaged by Borrower to process its credit card receipts.

4.   FINANCIAL STATEMENTS AND INFORMATION

          4.1. Reports and Notices.

          (a Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agents, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

          (b   Each Credit Party executing this Agreement hereby agrees
that from and after the Closing Date and until the Termination Date, it shall deliver to Agents, as required, the various Collateral Reports (including Notices of Revolving Credit Advance/Borrowing Base Certificates in the form of Exhibit 1.1(a)(i)) at the times, to the Persons and in the manner set forth in Annex F.

          4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Agents and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Arthur Andersen LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agents any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.   AFFIRMATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

          5.1. Maintenance of Existence and Conduct of Business.
Except as occasioned by the Chapter 11 Case, each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or to the extent necessary to the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1). To the extent permitted under Section 6.1 hereof, nothing contained herein shall prohibit Borrower or any Subsidiary of Borrower from engaging in retail internet sales.

          5.2. Payment of Obligations.

          (a With the exception of mechanic's liens filed against the National Press Building located in Washington, D.C. as referenced in
Section 3.6, subject to Section 5.2(b), and except as nonpayment is permitted or payment is prohibited by the Bankruptcy Code or the Bankruptcy Court, each Credit Party shall pay and discharge or cause to be paid and discharged promptly all post-petition Charges payable by it, including (A) post-petition Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all post-petition Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for which a mechanic's lien may be filed for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

          (b   Each Credit Party may in good faith contest, by
appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and
(v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4).

          5.4. Insurance; Damage to or Destruction of Collateral.

          (a   The Credit Parties shall, at their sole cost and
expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent reasonably deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other reasonable charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

          (b   Agent reserves the right at any time upon any change in
any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies. Agent agrees that Borrower's present insurance broker (the McCarthy Companies) is satisfactory to Agent.

          (c   Each Credit Party shall deliver to Agent, in form and
substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $500,000, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d), provided that in the case of insurance proceeds pertaining to any Credit Party, such insurance proceeds shall be applied to the Loans owing by Borrower, or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 120 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Tranche A Revolving Loan (which application shall not result in a permanent reduction of the Tranche A Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Tranche A Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Tranche A Revolving Credit Advance or release from the cash collateral account be made to Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Tranche A Revolving Lenders shall make such Tranche A Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Tranche A Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Tranche A Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d); provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrower, such insurance proceeds shall be applied to the Loans owing by Borrower.
          5.5. Compliance with Laws. Except as noncompliance is permitted or compliance is prohibited by the Bankruptcy Code or Bankruptcy Court, each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.6. Supplemental Disclosure. From time to time as may be requested by Agents (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that
(a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agents and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

          5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

          5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $100,000 and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000 in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) in the case of leased Real Estate, subject to the terms of Borrower's applicable lease, cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate (in the case of leased Real Estate, subject to the terms of Borrower's applicable Lease) for the purpose of conducting such environmental audits and testing as Agent reasonably deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

          5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property located in Florida, Virginia, Pennsylvania, New Jersey and Washington state (collectively, the "Landlord Waiver States") or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agents. With respect to such locations or warehouse space leased in the Landlord Waiver States or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory at that location shall, in Agents' discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agents in their reasonable credit judgment. After the Closing Date, if any Inventory is shipped to real property or warehouse space leased or acquired by any Credit Party in the Landlord Waiver States, or to a processor, consolidator or converter under arrangements established after the Closing Date, Agents may exclude from the Borrowing Base of Eligible Inventory such Inventory at that location unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location or Agents shall have established Reserves acceptable to Agents. Each Credit Party shall timely and fully pay and perform (within any applicable grace periods provided such non-performance does not provide the applicable landlord with any right of eviction or termination) its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. For purposes of this Section 5.9, a landlord waiver in substantially the form annexed hereto as Exhibit 5.9(a) shall be deemed satisfactory to Agents, provided that in the event Borrower is unable to obtain a landlord waiver in such form after using good faith and reasonable efforts, a landlord waiver in substantially the form annexed hereto as Exhibit 5.9(b) shall be deemed satisfactory to Agents.

          5.10. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agents, duly execute and deliver, or cause to be duly executed and delivered, to Agents such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agents to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

          5.11.     Year 2000 Problems.

               On or before October 15, 1999, each Credit Party shall complete Year 2000 Implementation Testing. On or before October 31, 1999, each Credit Party shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          5.12. Credit Card Notices. Prior to the entry of the Final Order, each Credit Party shall execute Credit Card Notices in favor of Agent to any Credit Card Provider with which it establishes a credit card processing arrangement, substantially in the form annexed hereto as Exhibit 5.12.

          5.13. Point of Sale System. Borrower shall establish and maintain a point-of-sale cash register computer system ("POS System") on terms and conditions reasonably acceptable to Agents in a minimum amount of $5,000,000. Such POS System shall be 75% completed on or before September 15, 1999, and Borrower shall have provided Agent with satisfactory evidence of such implementation as Agent may reasonably request from time to time.

          5.14.     Leasehold Mortgages.  Upon request of Agents,
Borrower shall grant leasehold mortgages on any leasehold which may be mortgaged by Borrower without the consent of any third party.

          5.15. Reclamation Claims. Within 5 (five days after the entry of the Final Order, Borrower shall have delivered to Agents a report in form reasonably satisfactory to Agents scheduling all reclamation claims asserted by creditors of Borrower with respect to Inventory shipped prior to the Petition Date.

          5.16. Financial Advisor. Within thirty (30) days after the Closing Date, Borrower shall file an application to retain a consulting firm, reasonably satisfactory to Agents, as a financial advisor and shall continue to retain such firm in such capacity for a period of no less than six months.

6.   NEGATIVE COVENANTS

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders (except as otherwise provided in Section 11.2), from and after the date hereof until the Termination Date:

          6.1. Mergers, Subsidiaries, Etc.

          No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person except (i) the merger or consolidation of one or more of Subsidiaries of Borrower with and into Borrower, (ii) subject to the other requirements of this Agreement, the opening of up to four (4) new Filene's Basement and/or Aisle 3 Stores by Borrower provided that immediately before and after the opening of any such new Store (A) no Event of Default shall have occurred and be continuing, and (B) Borrower shall have Eligible Inventory, valued at cost, of not less than $95,000,000, or (iii) the formation of a subsidiary for the purpose of conducting internet retail sales provided that: (X) such Subsidiary shall be wholly-owned by Borrower, (Y) such Subsidiary will become a Credit Party and Agent will be granted a first priority Lien (subject to Permitted Encumbrances) in all of the assets of such Subsidiary and receive a pledge of the capital stock of such Subsidiary, and (Z) Borrower shall not invest in such Subsidiary, an amount (exclusive of Inventory which is Eligible Inventory) which when combined with Indebtedness permitted by Section 6.3(a)(ix) and investments permitted by Section 6.2(d), exceeds $1,250,000 in the aggregate at any time.

          6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (b) so long as no Loans are outstanding, Borrower may make investments, subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and
(v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (c) investments on the date hereof and listed on Schedule 6.2 hereof, and (d) other investments of strategic importance to the business plan of Borrower previously delivered to Agent and Lenders, an amount (exclusive of Inventory which is deemed by Agents to be Eligible Inventory) of which when combined with investments permitted by Section 6.1(b)(iii)(Z) and Indebtedness permitted by Section 6.3(a)(ix), shall not exceed $1,250,000 in the aggregate at any outstanding time.

          6.3. Indebtedness.

          (a   No Credit Party shall create, incur, assume or permit to
exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender than the terms of the Indebtedness being refinanced, amended or modified, (v) current liabilities of Holdings, Borrower or any Subsidiary incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with the normal purchase of goods and services; (vi) Indebtedness in an aggregate outstanding amount not to exceed $1,000,000 at any time, to any federal or state chartered bank which is a Relationship Bank (other than any of the Lenders) in respect of overdrafts on demand deposit accounts maintained with such bank;
(vii) Indebtedness with respect to the Supplemental Executive Retirement Plan not to exceed $4,000,000 at any time, (viii) Indebtedness (including any guaranties of Borrower) with respect to the Monogram Agreement; (ix) Indebtedness of Borrower or Holdings (including guaranties by Borrower or Holdings) with respect to the obligations of any Person, the business of which Person is of strategic importance in the business plan of Borrower previously delivered to Agent and Lenders, so long as the maximum contingent or actual liability of Borrower and Holdings in respect of all such Indebtedness, together with investments described in Section 6.1(b)(iii)(Z) and
Section 6.2(d) hereof, does not exceed $1,250,000 in the aggregate at any time and (x) Indebtedness consisting of intercompany loans and advances made by Borrower to any other Credit Party that is a Guarantor or by any such Guarantor to Borrower; provided that (A) Borrower shall have executed and delivered to each such Guarantor, and each such Guarantor shall have executed and delivered to Borrower a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by Borrower to such Guarantor or by such Guarantor to Borrower, which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to Agent; (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (E) the aggregate amount of such intercompany loans owing by Borrower to all such Guarantors shall not exceed $500,000 at any one time outstanding; (F) the aggregate balance of all such intercompany loans owing to Borrower shall not exceed $500,000 at any time; and (G) the recipient of any such intercompany loans shall be creditworthy as reasonably determined by Agent.

          (b   No Credit Party shall, directly or indirectly,
voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, and (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b), (c), (d) or (e).

          6.4. Employee Loans and Affiliate Transactions.

          (a   Except as otherwise expressly permitted in this Section
6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $500,000 in the aggregate, the terms of such transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

          (b   No Credit Party shall enter into any lending or
borrowing transaction with any employees of any Credit Party, except
(i) loans existing as of the date hereof as described on Disclosure Schedule (6.4(b)) and (ii) loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $50,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding. Notwithstanding anything to the contrary herein, Borrower shall be permitted to amend the Carothers Notes provided such amendment does not increase the principal balance of such notes (other than as a result of the capitalization of any interest thereon).

          6.5. Capital Structure and Business.  No Credit Party shall
(a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that (i) Holdings may issue shares of its common Stock (A) for cash consideration at fair market value so long as the proceeds thereof are applied in prepayment of the Obligations as required by Section 1.3(b)(iv), and no Change of Control occurs after giving effect thereto, and (B) upon exercise of the options outstanding on the Closing Date and listed on Disclosure Schedule 3.8 as long as no Change of Control occurs after giving effect thereto and (ii) Holdings may issue shares of its capital stock, warrants or options provided no Change of Control occurs after giving effect thereto and such issuance is authorized by its shareholders, Articles of Incorporation or Holdings' Board of Directors, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto, such business reasonably related thereto including without limitation, retail internet sales.

          6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement.

          6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets including, but not limited to any Real Estate, (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7a) and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of (i) purchase money Indebtedness of not more than $3,000,000 at any one time and (ii) Capital Lease Obligations of not more than $10,000,000 less the amount of obligations under Capital Leases set forth on Disclosure Schedule 6.7(b) outstanding at any one time, (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); and (d) Liens in favor of Monogram Credit Card Bank of Georgia (or any successor thereto on terms acceptable to Agents) created by the Monogram Agreement. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto. The prohibition provided for in this Section 6.7 specifically includes, without limitation, any effort by a Credit Party in any manner whatsoever (including, without limitation, any effort in support of any other Person) to prime or create pari passu to any claims or interest of Lenders any Lien (other than for the Carve-Out Expenses up to the Reserve Fund Amount) irrespective of whether such claims or interest may be "adequately protected".

          6.8. Sale of Stock and Assets. Excepted as otherwise expressly permitted in this Section 6, no Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $500,000 in any single transaction or $1,500,000 in the aggregate in any Fiscal Year; (c) the sale or other disposition of assets described on Disclosure Schedule 6.8; (d) the licensing in the ordinary course of business of intangible assets, including trade names, trademarks, service marks and copyrights of Borrower, provided that such licenses do not individually or in the aggregate materially impair the usefulness and value of any of such intangible asset(s) used or to be used in the business or operations of Borrower as now conducted or as proposed to be conducted; (e) the disposition of assets constituting Inventory in connection with the discontinuation or partial discontinuation of a product line, provided such Inventory is disposed of in the ordinary course of Borrower's business operations and provided further that such disposition shall not exceed five percent (5%) of the consolidated Inventory of Borrower, Holdings and their Subsidiaries; (f) the closing of those Stores and the disposition of other assets identified in the Projections attached hereto as Disclosure Schedule (3.4(B)), provided that in advance of each such closing, Borrower and Agents agree to a liquidation strategy, reasonably acceptable to Agents; (g) the closing of additional Stores upon twenty (20) Business Days' notice to Agents, provided that (i) in advance of each closing Borrower has delivered to Agents a liquidation plan (including acceptable fee arrangements) reasonably acceptable to Agents, and (ii) the results of each such liquidation sale are delivered to Agents contemporaneously with the delivery of such information to Borrower, but in any event, no less than weekly; (h) in connection with Store closings permitted under this Section 6.8, the sale, transfer, conveyance or other disposition of leases (and with respect to leases subject to a leasehold mortgage in favor of Agent only in the event such lease is sold at a price at least equal to seventy percent (70%) of the NLV of such lease); and (i) settlements by Borrower of amounts due or to become due under any lease covering a Store being closed pursuant to this Section 6.8, provided that if any such settlement proposes to pay a landlord an amount greater than one year's rent under such lease, Borrower shall obtain Agents' consent, which consent shall not be unreasonably withheld. With respect to any disposition of assets and/or leases permitted above other than any disposition pursuant to clause (a), (A) no such disposition shall be permitted if any Default or Event of Default shall have occurred and be continuing, or would result after giving effect to such disposition;
(B) all proceeds of any such dispositions shall be applied by Agent in accordance with Section 1.3(c) and Section 1.11 hereof. With respect to any disposition of assets or other properties permitted pursuant to clauses (b) (c) (d) (e) (f) and (g) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

          6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or
Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

          6.10. Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

          6.11. Hazardous Materials. No Credit Party shall cause a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

          6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

          6.13. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices. Notwithstanding the foregoing, Borrower may cancel all or any portion of the Carothers Notes for so long as W. Jay Carothers continues to be a senior executive of Borrower.

          6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Guarantors to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) employee loans permitted under Section 6.4(b) above.

          6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or
(b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year. Notwithstanding the foregoing, each Credit Party shall be permitted to
(A) transport Inventory from one Permitted Inventory Location to another Permitted Inventory Location, provided such Inventory remains in transit for not more than three (3) Business Days and (B) consolidate its Inventory located in Northborough, Massachusetts to its warehouse located in Auburn, Massachusetts upon twenty (20) Business Days' notice to Agents.

          6.16. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

          6.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

          6.18. Credit Parties Other than Borrower. None of the Credit Parties other than Borrower (or a Subsidiary of Borrower formed as permitted under Section 6.1 hereof) shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations and in the case of Holdings, guarantees of the present and future liabilities, obligations and indebtedness of Borrower or any other Subsidiary of Borrower permitted to be formed under this Agreement.

          6.19. Amendments to Material Agreements. Borrower shall not amend any of the Material Agreements described on Disclosure
Schedule 6.19 unless such amendment (a) will not cause a Material Adverse Effect on the Collateral; and (b) will not in any other manner have a Material Adverse Effect.

          6.20. Credit Card Notices. Borrower shall not deliver to the Credit Card Providers any instructions which modify or amend the Credit Card Notices or in any manner attempt to change the delivery of Borrower's credit card receipts to Agent.

          6.21. Amendments to Interim Order; Final Order; Pre-Petition Indebtedness. No Credit Party shall consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, (a) the Interim Order or the Final Order or (b) the Pre-Petition Indebtedness. Except for (i) claims of employees for unpaid wages, bonuses, accrued vacation and sick leave time, business expenses and contributions to employee benefit plans for the period immediately preceding the Petition Date and severance obligations incurred prior to the Petition Date, in each case to the extent permitted to be paid by order of the Bankruptcy Court, (ii) claims arising under certain pre-petition customer service programs in an amount agreed to by Agents and to the extent permitted to be paid by order of the Bankruptcy Court, (iii) payment of certain trust fund taxes and pre-petition shipping charges to the extent permitted to be paid by order of the Bankruptcy Court, (iv) cure payments made in accordance with Section 365(b)(1)(a) of the Bankruptcy Code, (v) utility deposits made in accordance with Section 366 of the Bankruptcy Code, and (vi) payment of items specifically contemplated by Section 1.4, no Credit Party shall make any payment in respect of, or repurchase, redeem, retire or defease any, Pre-Petition Indebtedness. Any payments made under this Section 6.21 shall not be materially inconsistent with the terms of the Budget then most recently approved by Agents.

          6.22. No Return of Inventory. No Credit Party shall enter into any agreement to return any of its Inventory to any of its creditors for application against any Pre-Petition Indebtedness under
Section 546(g)* of the Bankruptcy Code or allow any creditor to take any setoff against any of its Pre-Petition Indebtedness based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise.

7.   TERM

          7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

          7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          8.1. Events of Default.  Notwithstanding the provisions of
Section 362 of the Bankruptcy Code and without application or motion to the Bankruptcy Court, the occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, provided that such failure is not the result of the Concentration Account Bank's failure to forward amounts received in the Concentration Account to the Collection Account and such failure was in no manner caused by Borrower, or (ii) fails to pay or reimburse Agents or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agents' written demand for such reimbursement or payment of expenses.

          (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes C or G, respectively, provided that with respect to any failure to comply with the provisions set forth in Annex C, such failure is not the result of non-performance by any of the Relationship Banks or the Concentration Account Bank, and such non-performance was in no manner caused by Borrower.

          (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more following Agent's written notice of such failure or neglect.

          (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for forty-five (45) days or more upon the earlier of (i) written notice from Agent, or (ii) Borrower's actual knowledge of such Default unless Borrower's lack of actual knowledge results from negligence, then in such event, Borrower shall be deemed to have had actual knowledge from the date Borrower should have been, through the exercise of reasonable business practices, aware of the Default.

          (e) Except for defaults occasioned by the filing of the Chapter 11 Case and defaults resulting from obligations with respect to which the Bankruptcy Code prohibits any Credit Party from complying or permits any Credit Party not to comply, a default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate excluding any matters which any Credit Party is disputing in good faith, or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any Notice of Revolving Credit Advance/Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Notice of Revolving Credit Advance/Borrowing Base Certificate) made or delivered to Agent, Oversight Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for sixty (60) days or more without being discharged or bonded over.

          (h)  [Intentionally Deleted.]

          (i)  [Intentionally Deleted.]

          (j) A post-petition judgment or judgments for the payment of money in excess of $500,000 (net of insurance proceeds available to pay such judgment provided Borrower has submitted a claim under its applicable insurance policy and reasonably believes in good faith that the insurer is required to pay) in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby having a value which when aggregated with Collateral purportedly covered by any Loan Document previously or concurrently affected, is in excess of $500,000 unless the absence of a valid and perfected first priority security interest or Lien in such Collateral would adversely affect Agents' and Lenders' ability to realize upon the Collateral.

          (l)  Any Change of Control shall occur.

          (m)  Any Material Adverse Effect shall occur.

          (n) Any material default or breach by Borrower shall occur and be continuing under any of the Material Agreements or any of the Material Agreements shall be terminated for any reason unless disputed in good faith by Borrower.

          (o) Any Credit Party shall bring a motion, take any action or file any plan of reorganization or disclosure statement in the Chapter 11 Case or otherwise: (i) to obtain financing from any Person other than Lenders under Section 364(c) or (d) of the Bankruptcy Code (other than with respect to a financing used, in whole or in part, to repay in full the Obligations); (ii) to grant any Lien other than Permitted Encumbrances upon or affecting any Collateral; (iii) except as provided in the Interim Order or the Final Order, as the case may be, to use Cash Collateral of Lenders under Section 363(c) of the Bankruptcy Code without Agents' and Lenders' prior written consent; or
(iv) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code.

          (p) Any Credit Party or any other Person shall obtain the entry of an order authorizing any other action or actions adverse to Lenders, or its rights and remedies hereunder or its interests in the Collateral, that would, individually or in the aggregate, have a Material Adverse Effect.

          (q) The allowance of any claim or claims (other than Senior Claims (as defined in the Orders)) under the Bankruptcy Code (including those under Section 506(c) thereof) against or with respect to any Collateral in excess of $250,000 in the aggregate.

          (r) The entry by the Bankruptcy Court of an order without Agents' consent authorizing the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, business, or reorganization of Borrower or Holdings.

          (s) The Chapter 11 Case shall be dismissed or converted from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code.

          (t) The entry of an order by the Bankruptcy Court granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor (other than Agent on behalf of itself and Lenders) to execute upon or enforce a Lien on any Collateral if such action could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to any Lien of, or the granting of any Lien on any Collateral to, any state or local environmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect.

          (u) The Interim Order, the Final Order or the Loan Documents shall be amended, modified or supplemented in any material respect, or revoked, vacated, stayed or supplemented without Agents' and Lenders' prior written consent in all of such instances.

          (v) There shall commence any suit or any action against either Agent, Oversight Agent or any Lenders by or on behalf of (i) any Credit Party, (ii) the Environmental Protection Agency or any other governmental agency, (iii) any state environmental protection or health and safety agency, or (iv) any official committee in the Chapter 11 Case, in each case that asserts a claim or seeks a legal or equitable remedy that would have the effect of subordinating the claim or Lien of Agents and Lenders and, if such suit or action is commenced by any Person other than any Credit Party or any Subsidiary, officer, or employee of any Credit Party, such suit or action shall not have been dismissed or stayed within 45 days (it being understood that neither a Default nor an Event of Default shall result under this clause until the end of such 45-day period) after service thereof on Agents or Lenders, as the case may be, and, if stayed, such stay shall have been lifted.

          (w) The Final Order is not entered immediately following the expiration of the Interim Order.

          (x) The entry of an order approving a disclosure statement and allowing solicitation of a plan of reorganization and such approved disclosure statement attendant thereto by Borrower or any other Person to which the Agents and Lenders do not consent or otherwise agree to the treatment of their claims.

          (y) The entry of an order confirming a plan of reorganization that does not require repayment in full of all of the Borrower's Obligations under the Loan Documents on the earlier of the effective date of such plan of reorganization or the date thirty (30) days following entry of the order confirming such plan of reorganization, unless one or more Lenders are providing "exit financing" in connection with such plan of reorganization (provided that all of Borrower's Obligations to any Lenders who are not providing such exit financing are paid in full).

          (z) The sale without Agents' and Lenders' consent, of all or substantially all of Borrower's assets either through a sale under
Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Case, or otherwise, that does not provide for payment in full of the Obligations and termination of Lenders' commitment to make Loans.

          8.2. Remedies. (a) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and (i) with respect to all Advances, Agent or Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing, and (ii) with respect to Tranche B Revolving Credit Advances, in the event (A) of a failure to make any payment due to the Tranche B Revolving Lenders (whether by operation of Section 1.11(b) or otherwise) and such payment default remains outstanding and continuing for ten (10) Business Days after written notice of such default to Agent, (B) of a breach of the Minimum Eligible Inventory Level or the Total Outstandings to Eligible Inventory Ratio, in each case as set forth in Annex G, (C) a breach of the collateral reporting requirements in Annex F, (D) of the creation of any Liens or Indebtedness (except as otherwise permitted under this Agreement) senior to the Tranche B Revolving Lenders, (E) the outstanding balance of Inventory Loans exceeds the Tranche B Inventory Loan Limit as determined by the most recent appraisal of Oversight Agent, or (F) Borrower fails to provide Oversight Agent with information reasonably required by Oversight Agent to prepare an appraisal of Eligible Inventory necessary to determine whether the Tranche B Inventory Loan Limit has been reached, Requisite Tranche B Revolving Lenders may in their discretion determine to immediately suspend (without being required to wait until the expiration of the ten
(10) Business Day period described in clause (ii) above) or terminate (which termination only shall be effective after ten (10) days' notice which period shall run concurrently with the ten (10) Business Day period referred to in clause (ii)) their obligation to make Tranche B Revolving Credit Advances. The events specified in this Section 8.2(a)(ii)(A) through (F) shall hereinafter be collectively referred to as the "Tranche B Super Defaults."

          (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders, and in the event of a Tranche B Super Default at the direction of Agents and the Requisite Tranche B Lenders shall), without notice,
(i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations;
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; (iii) revoke Borrower's rights to use Cash Collateral in which Lenders have an interest; and (iv) five
(5) Business Days after receipt of written notice by Borrower and counsel for the official committee of unsecured creditors in the Chapter 11 Case from Agents, exercise any rights and remedies provided to Agents under the Loan Documents and/or at law or equity, including the right to appoint a receiver or custodian and all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Section 8.1(r) or (s), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person. Pursuant to the Interim Order and the Final Order, the automatic stay of Section 362 of the Bankruptcy Code shall be modified and vacated to permit Agents and Lenders to exercise their remedies five (5) Business Days after receipt of written notice by Borrower and counsel for the official committee of unsecured creditors in the Chapter 11 Case from Agents under this Agreement and the other Loan Documents, without further application or motion to, or order from, the Bankruptcy Court. Upon the occurrence of an Event of Default and the exercise by Agents and Lenders of their rights and remedies under this Agreement and the other Loan Documents pursuant to clause (iii) above, Borrower shall assist Agents in effecting a sale or other disposition of the Collateral upon such terms as are designed to maximize the proceeds obtainable from such sale or other disposition.

          (c) In the event that (i) any two (2) Tranche B Super Defaults (which may be two different Tranche B Super Defaults or the same Tranche B Super Default occurring twice) occur during any fifteen
(15) day period, notwithstanding the prior cure or waiver of any such Tranche B Super Defaults, and (ii) a conflict arises among the Agents and the Tranche B Revolving Lenders with respect to their right to accelerate the Obligations pursuant to Section 8.2(b), Agents and Tranche B Revolving Lenders shall use their good faith efforts to resolve such conflict. If such conflict is not resolved within twenty-four hours, Requisite Tranche B Revolving Lenders may require that advance rates applicable to Eligible Inventory be reduced at the rate of one and one-half percent (1.5%) per day until the amount of Inventory Loans is equal to seventy percent (70%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory. Any exercise by Requisite Tranche B Revolving Lenders of its rights under this Section 8.2(c) shall in no manner subject the Tranche A Revolving Lenders to any subordination whatsoever for Inventory Overadvances, if any, resulting from such exercise.

          8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives:
(a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS

          9.1. Assignment and Participations.

          (a) The Credit Parties signatory hereto consent to any Lender's assignment to, in the case of Tranche A Revolving Loans, an Eligible Assignee, and in the case of Tranche B Revolving Loans, any Person, of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) with respect to Tranche A Revolving Lenders only, require the consent of Agent (which shall not be unreasonably withheld or delayed with respect to an Eligible Assignee) and the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) with respect to Tranche A Revolving Lenders only, require the consent of Borrower which consent shall not be unreasonably withheld or delayed with respect to an Eligible Assignee; provided that no such consent shall be required so long as any Event of Default has occurred and is continuing; (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (v) include a payment to Agent of an assignment fee of $3,500; and (vi) in the case of Tranche A Revolving Loans, only be to an Eligible Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment but shall remain liable for matters which arose prior to the effective date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender".
In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates,
(ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this
Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as reasonably shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).

          (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Prior to furnishing any such information, each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

          (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under
Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

          9.2. Appointment of Agents. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of or shall otherwise be affected by any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agents shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agents shall be mechanical and administrative in nature and Agents shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of their Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          If Agent shall request instructions from Requisite Lenders, Requisite Tranche A Lenders, Requisite Tranche B Lenders, Supermajority Tranche A Revolving Lenders, Supermajority Tranche B Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Tranche A Lenders, Requisite Tranche B Lenders, Supermajority Tranche A Revolving Lenders, Supermajority Tranche B Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agents shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document
(a) if such action would, in the opinion of Agents, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agents, expose Agents to Environmental Liabilities or (c) if Agents shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agents as a result of Agents acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Tranche A Revolving Lenders, Requisite Tranche A Lenders, Requisite Tranche B. Lenders, Supermajority Tranche B Revolving Lenders or all affected Lenders, as applicable.

          As among Agents and Lenders, in determining whether a Material Adverse Effect has occurred, such determination shall be made by Agents or Requisite Lenders.

          9.3. Agents' Reliance, Etc. Neither Agent or Oversight Agent nor any of their Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing: (a) Agents may treat the payee of any Note as the holder thereof until Agent or Oversight Agent, as the case may be, receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent or Oversight Agent, as the case may be; (b) Agents may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) Agents make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) Agents shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) Agents shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) Agents shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything herein which may be construed to the contrary, Lender and Borrower acknowledge and agree that (A) Agent has engaged Paragon as the Oversight Agent pursuant to the Oversight Agreement as it may be modified and amended from time to time, (B) the Oversight Agent may carry out its duties as set forth in such agreement, and (C) Oversight Agent may not be removed without the consent of the Requisite Tranche A Lenders and the Requisite Tranche B Lenders. The foregoing shall not relieve the Agent of its responsibilities for any duties assigned or delegated, if any, to the Oversight Agent.

          9.4. GE Capital, Paragon and Affiliates. With respect to its Commitments hereunder, GE Capital and Paragon shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and Paragon, each in its individual capacity. GE Capital, Paragon and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital and Paragon were not Agents and without any duty to account therefor to Lenders. GE Capital, Paragon and their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise
without having to account for the same to Lenders.   Each Lender
acknowledges the potential conflict of interest between GE Capital and Paragon as Lenders holding disproportionate interests in the Loans and GE Capital and Paragon as Agents.

          9.5. Lender Credit Decision. Except as provided in Section 12(d) of the Oversight Agreement, each Lender acknowledges that it has, independently and without reliance upon Agents or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lenders as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6. Indemnification. Lenders agree to indemnify Agents (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agents in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agents in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agents' gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agents are not reimbursed for such expenses by Credit Parties.

          9.7. Successor Agents. Agent or Oversight Agent, as the case may be, may resign at any time by giving not less than forty-five (45) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Tranche A Lenders and Requisite Tranche B Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Tranche A Lenders and Requisite Tranche B Lenders and shall have accepted such appointment within 45 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Tranche A Requisite Lenders and the Requisite Tranche B Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Tranche A Requisite Lenders and the Requisite Tranche B Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Tranche A Requisite Lenders and the Requisite Tranche B Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue and Agent shall remain liable for matters arising prior to the effective date of such resignation. After any resigning Agent's resignation hereunder, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.8. Setoff and Sharing of Payments. Subject to Section 1.10 of this Agreement, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Tranche A Revolving Lender's obligation under this Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

          (a) Advances; Payments. (i) Tranche A Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders promptly after receipt of a Notice of Revolving Advance/Borrowing Base Certificate and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance/Borrowing Base Certificate is received, by telecopy, telephone or other similar form of transmission of the requested Revolving Credit Advance and whether and to the extent that such Advance shall be a Tranche A Revolving Credit Advance or a Tranche B Revolving Credit Advance, or both. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan, provided, however, that, Agent shall not request any Tranche A Revolving Lender to make, and no Tranche A Revolving Lender shall have the obligation to make any Tranche A Revolving Credit Advance in excess of Tranche A Borrowing Availability if Agent shall have received written notice from any Tranche A Revolving Lender, or otherwise has knowledge that the requested Tranche A Revolving Credit Advance would result in the outstanding Tranche A Revolving Credit Advances and Letter of Credit Obligations exceeding the Tranche A Borrowing Availability on such funding date; provided further, however, that Agent shall not request any Tranche B Revolving Lender to make, and no Tranche B Revolving Lender shall have the obligation to make, any Tranche B Revolving Credit Advance in excess of Tranche B Borrowing Availability, if Agent shall have received written notice from any Tranche B Revolving Lender, or otherwise has knowledge that the requested Tranche B Revolving Advance would exceed the Tranche B Borrowing Availability on such funding date. Notwithstanding the foregoing, if any requested Revolving Credit Advance exceeds Borrowing Availability, Lenders shall make Advances up to that amount otherwise available under the terms of this Agreement. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $3,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Revolving Loan. Provided that such Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

          (c)  Return of Payments.

               (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

               (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or, in the case of a Tranche A Revolving Lender, to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor, shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Tranche A Lenders", Requisite Tranche B Lenders" or "Supermajority Tranche A Revolving Lenders" or "Supermajority Tranche B Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off but not including the exercise by the Tranche B Revolving Lenders of their rights under Section 8.2(a)(ii), (b) and
(c)) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.  SUCCESSORS AND ASSIGNS

          10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.  MISCELLANEOUS

          11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter and the Paragon Fee Letter ) and/or confidentiality agreement between any Credit Party and Agents or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          11.2. Amendments and Waivers. (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by such of the Agents and such of the Lenders as required hereby or all affected Lenders, as applicable as set forth in Section 11.2 (b) and (c). Except as set forth in clauses
(b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which (i) increases the percentage advance rates set forth in the definition of the Tranche A Borrowing Base or the Tranche B Borrowing Base, (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, (iii) makes less restrictive the Minimum Eligible Inventory Level or the Total Outstandings to Eligible Inventory Ratio as set forth in Annex G, (iv) makes less restrictive the collateral reporting requirements in Annex F, or (v) permits any Liens or Indebtedness senior to the Tranche B Revolving Lenders shall be effective unless the same shall be in writing and signed by Agents, Supermajority Tranche A Revolving Lenders, Supermajority Tranche B Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by (i) Agent, Requisite Lenders and Borrower, or (ii) in the case of Section 2.2(c)(ii)(B), Agent, Requisite Tranche B Revolving
Lenders and Borrower.   Notwithstanding anything contained in this
Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent, Requisite Lenders or Requisite Tranche B Lenders, as the case may be, have exercised its or their right to suspend or terminate the making or incurrence of further Advances or Letter of Credit Obligations pursuant to Section 8.2(a) or
(b)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by (i) Agent, Requisite Lenders and Borrower, or
(ii) in the case of Section 2.2(c)(ii)(B), Agent, Requisite Tranche B Revolving Lenders and Borrower.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment or the rate of interest (which action shall be deemed to directly affect all Lenders); (ii) change the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender;
(v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, except as otherwise expressly permitted hereunder, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; (vii) amend Sections 1.1(a)(ii), 1.3(c), 1.11(a), (b) or (c), 2.2 or 8.2 and (viii)
amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Tranche A Lenders", "Requisite Tranche B Lenders", "Supermajority Tranche A Revolving Lenders", "Supermajority Tranche B Revolving Lenders", "Senior Obligations", "Inventory Loans", "Inventory Overadvances", "Tranche A Inventory Loan Limit", "Tranche B Inventory Loan Limit", "Super Tranche B Default", or "Reserves" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of either Agent or Oversight Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or Oversight Agent, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each Lender.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate
          Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims (other than claims for gross negligence, willful misconduct or breach of the terms of this Agreement or any other Loan Documents) against Agents and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

          11.3. Fees and Expenses. Borrower shall reimburse Agents for all reasonable out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Agents (and, with respect to clauses (c), (d) and (e) below, all Lenders) for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

          (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

          (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, the Pre-Petition Loan Agreement or any other agreement to be executed or delivered in connection therewith or herewith (excluding any litigation asserted against Agents and/or Lenders that is resolved in favor of Borrower by a court of competent jurisdiction by final and nonappealable judgment which is based upon Agents' and/or Lenders' willful misconduct, gross negligence or breach of the terms of this Agreement), whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any attempt to enforce any remedies, during the pendency of an Event of Default, of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agents, such reimbursement shall be limited to one counsel for all such Lenders;

          (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

          (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral provided, however that so long as no Event of Default shall have occurred and be continuing, any fees and expenses incurred by Agents and Lenders pursuant to this Section 11.3(f), together with expenses (other than the Monthly Oversight Fee as defined in the Oversight Agreement) incurred by Agents pursuant to Section 1.14, shall only be reimbursable up to the amount of $60,000, plus reasonable out-of-pocket expenses, per annum; including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' reasonable fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Agents. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services;

           (g) the obtaining of approval of the Loan Documents by the Bankruptcy Court;

          (h) the preparation and review of pleadings, documents and reports related to the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code, attendance at meetings, court hearings or conferences related to the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code, and general monitoring of the Chapter 11 Case and any subsequent case under Chapter 7 of the Bankruptcy Code.

          11.4. No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.
Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

          11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all proprietary and confidential information provided to them by the Credit Parties and designated as confidential from the date of receipt thereof through the later of (i) February 23, 2001, or (ii) the second anniversary of the Commitment Termination Date, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender to the extent necessary for them to perform their duties in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed in writing to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process, provided that if Agent or such Lender is requested by any Government Authority, but does not believe it is compelled by law to disclose such information, Agent or such Lender shall provide Borrower with five (5) Business Days' notice of such request prior to disclosing the requested information; (d) as, on the advise of Agent's or such Lender's counsel, required by law; (e) as is reasonably necessary to the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender. All business plans and projections of any Credit Party shall be deemed to be confidential whether or not specifically designated as confidential.

          11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
LENDERS, AGENTS AND EACH CREDIT PARTY HEREBY CONSENT AND AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED, CERTIFIED MAIL OR BY REPUTABLE OVERNIGHT COURIER ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR REFUSAL OF DELIVERY.

          11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt or refusal of delivery, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person designated on Annex I caused as a result of substitution of counsel or a Person's change of address, telecopy or facsimile and such Person's failure to notify the parties hereto of such change shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14. Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent, Oversight Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

          11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

          11.17. Entities Related to Paragon. Borrower acknowledges notice that Paragon is affiliated with The Ozer Group, LLC ("Ozer"), Ozer Valuation Services, Inc. ("Ozer Valuation") and Ozer Wholesale Services, Inc. ("OWS"), Ozer, Ozer Valuation, OWS and other entities related to Paragon may, from time to time act as a merchant consultant or provide other services to Paragon with respect to Borrower, provided that services to be provided by such entities shall be at charges no more than market rate for their services.

          11.18. Entire Agreement. This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersedes any and all prior commitments, proposals, agreements, representations understandings, whether oral or written, relating to the subject written hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

          11.19. Disclosure. Agents and Lenders acknowledge and agree that any disclosure made by any of the Credit Parties in any of the Disclosure Schedules shall constitute disclosure to Agents and Lenders for all purposes of this Agreement and the other Loan Documents, regardless of whether such disclosure is specifically referenced in any other Disclosure Schedule and/or in any other section of this Agreement and/or other Loan Documents.

          11.20. Parties Including Trustees; Bankruptcy Court Proceedings. This Agreement, the other Loan Documents, and all Liens created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Credit Party, the estate of each Credit Party, and any trustee or successor in interest of any Credit Party in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of Agents and Lenders and their respective assigns, transferees and endorsees. The Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of the Chapter 11 case or the release of any Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that Lenders file financing statements or otherwise perfect its security interests or Liens under applicable law.

          11.21. Pre-Petition Loan Agreement. Borrower hereby agrees that (i) this Agreement is separate and distinct from the Pre-Petition Loan Agreement and (ii) the Pre-Petition Loan Agreement is in full force and effect (it being understood and agreed that upon indefeasible payment in full in cash of all Obligations, under and as defined in the Pre-Petition Loan Agreement (subject to the reinstatement provisions of Section 11.15 of the Pre-Petition Loan Agreement), the Pre-Petition Loan Agreement shall terminate. Borrower further agrees that by entering into this Agreement, Agents and Lenders do not waive any Default or Event of Default under the Pre-Petition Loan Agreement until such time as the Pre-Petition Loan Agreement terminates as described in clause (ii) of the immediately preceding sentence; provided, however that any defaults existing under the Pre-Petition Loan Agreement but not this Agreement will not trigger the subordination provisions of Section 1.11(b) hereof (it being understood that this proviso is intended solely for the purpose of defining the relative rights of the Tranche A Revolving Lenders on the one hand and the Tranche B Revolving Lenders on the other, and shall not affect or impair in any manner the liability of any Credit Party hereunder). The Agents and Lenders hereby acknowledge and agree that the payment of the fee under Section 1.9(c) of the Pre-Petition Loan Agreement shall not be required in respect of the prepayment as a result of the Chapter 11 Case.

          11.22. Termination of Letter Agreement. The parties hereto agree that the letter agreement, dated July 28, 1999, by and among Holdings, Borrower, Agent, Oversight Agent, and each of the lenders under the Pre-Petition Loan Agreement regarding the efforts of Agent to increase the Tranche A Revolving Loan Commitment by $50,000,000, is hereby terminated and of no further force or effect.

          11.23. Post-Closing Matters. Each of the Credit Parties acknowledges and agrees that the Loan Documents (other than this Agreement), instruments, agreements, legal opinions and other documents listed on the Closing Checklist attached as Annex D have not been delivered on the date hereof. Each of the Credit Parties hereby covenants and agrees that, Borrower shall use its best efforts to deliver within five (5) Business Days after the date hereof (but in no event later than the day occurring five (5) Business Days prior to the date scheduled for the hearing on the Final Order) each of the documents, instruments, agreements and legal opinions listed in the Closing Checklist attached hereto as Annex D. Failure of Borrower to deliver such documents, instruments, agreements and legal opinions within such period shall constitute an immediate Event of Default under this Agreement.
          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                         FILENE'S BASEMENT, INC.,
                         Debtor and Debtor in Possession



                         By:/s/ Steven R. Siegel
                            Steven R. Siegel,
                            Executive Vice President
                            and Chief Financial Officer



                         GENERAL ELECTRIC CAPITAL
                         CORPORATION, as Agent and Lender



                         By:     /s/ James F. Hogan
                         Title:  Duly Authorized Signatory







                         PARAGON CAPITAL LLC, as
                           Oversight Agent and Lender



                         By:   /s/ Andrew Moser
                         Title: President and CEO



                         B III CAPITAL PARTNERS, L.P.

                         By: DDJ CAPITAL III, LLC, its general partner

                         By: DDJ CAPITAL MANAGEMENT LLC, Manager


                         By:    /s/ Judy K. Mencher_______
                         Title: Member____________________

          The following Person is signatory to this Agreement in its capacity as a Credit Party and not as Borrower.

                         FILENE'S BASEMENT CORP.,
                         Debtor and Debtor in Possession



                         By:/s/ Steven R. Siegel
                            Steven R. Siegel,
                            Executive Vice President
                            and Chief Financial Officer

                          ANNEX A (Recitals)
                                  to
                           CREDIT AGREEMENT

                              DEFINITIONS

          Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

          "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

          "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code),
(b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

          "Accounts Payable" shall mean all liabilities of Borrower for the payment for Inventory.

          "Advance" shall mean any Revolving Credit Advance or Swing Line Advance, as the context may require."

          Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and
(d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

          "Agent" shall mean GE Capital or its successor solely in its capacity as agent appointed pursuant to Section 9.7.

          "Agent Advances" shall have the meaning assigned to it in
Section 1.1(d).

          "Agents" means collectively, the Agent and the Oversight Agent solely in their respective capacities as Agent and Oversight Agent.

          "Agreement" shall mean the Debtor in Possession Credit Agreement by and among Borrower, the other Credit Parties named therein, GE Capital, as Agent and Lender, Paragon, as Oversight Agent and Lender, and the other Lenders signatory from time to time to the Agreement.

          "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

          "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

          "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Tranche A Revolver Index Margin, the Applicable Tranche B Revolver Index Margin and the Applicable Tranche A Revolver LIBOR Margin.

          "Applicable Tranche A Revolver Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Tranche A Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Tranche A Revolver LIBOR Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Tranche A Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Tranche B Revolver Index Margin" shall mean the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Tranche B Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

          "Applicable Unused Line Margin" shall mean the per annum amount, from time to time in effect, payable in respect to Borrower's non-use of committed funds pursuant to Section 1.9(b), which amount is determined by reference to Section 1.5(a).

          "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

          "Bankruptcy Code" shall have the meaning assigned to it in the Recitals.

          "Bankruptcy Court" shall have the meaning assigned to it in the Recitals.

          "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Case.

          "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

          "Borrower Accounts" shall have the meaning assigned to it in Annex C.

          "Borrower Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

          "Borrowing Availability" shall mean collectively, Tranche A Borrowing Availability and Tranche B Borrowing Availability.

          "Borrowing Base" shall mean collectively, the Tranche A
Borrowing Base and the Tranche B Borrowing Base.

          "Budget" shall mean the operating budget delivered on the Closing Date and any subsequent budget of Borrower relative to Borrower's operations reasonably approved by Agents from time to time.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Carothers Notes" shall mean those certain promissory notes executed by W. Jay Carothers in favor of Borrower and scheduled on Disclosure Schedule 6.2.

          "Carve-Out Expenses" shall have the meaning assigned to it in
Section 1.18(c).

          "Cash Collateral" shall mean "cash collateral" as that phrase is defined in Section 363(a) of the Bankruptcy Code.

          "Cash Management Systems" shall have the meaning assigned to it in Section 1.8.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office,
(c) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower, (d) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries, or (e) any two (2) of Kathleen Mason, Jay Carothers, Samuel Gerson or Steven Siegel shall cease to act under any circumstances as officers of Borrower performing duties essentially the same as those performed on the Closing Date.

          "Chapter 11 Case" shall have the meaning assigned to it in the Recitals.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

          "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Closing Date" shall mean August 23, 1999.

          "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

          "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Collateral" shall mean all existing and hereafter acquired property of the Credit Parties and the Credit Parties' estates, of whatever kind or nature, real or personal, whether acquired prepetition or postpetition, including without limitation and by way of general description only, all real estate interests; all interests under leases, licenses or occupancy agreements covering personal or real property, including all store leases; all motor vehicles; all accounts and accounts receivable; all agreements, contracts, contract rights, trademarks and patents and other general intangibles; all deposit accounts, including those maintained with Agent, its affiliates or the depository banks under the existing blocked accounts/concentration account cash management system; instruments; documents; chattel paper; all loan proceeds; all other obligations in whatever form owing to the Credit Parties, and all rights in the merchandise or services which give rise to any of the foregoing; all inventory, including, without limitation, store merchandise, raw materials, work in process, finished goods and other personal property held for lease or sale or to be furnished under contracts for service, or to be consumed in the Credit Parties' business; all machinery, equipment, furniture, furnishings, fixtures and other personal property acquired for use primarily in the Credit Parties' business; all causes of action, whether arising in contract, tort or otherwise; all collateral as defined in the Pre-Petition Loan Agreement and all other claims and property recovered by or on behalf of the Credit Parties or the estates of the Credit Parties (exclusive of any avoidance actions available to the bankruptcy estates of the Credit Parties pursuant to Sections 544, 545, 547, 548, 549, 550, 553(b) or 724(a) of the Bankruptcy Code), together with the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

          "Collateral Documents" shall mean the Security Agreements, the Pledge Agreements, the Guaranties, the Mortgages, the Intellectual Property Security Agreement, the Orders and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

          "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

          "Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

          "Committees" shall mean collectively, the official committee of unsecured creditors and any other committee formed, appointed or approved in the Chapter 11 Case and each of such Committees shall be referred to herein as a Committee.

          "Commitment Termination Date" shall mean the earliest of (a) February 23, 2001, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Revolving Loan Commitment and the Swing Line Commitment to zero dollars ($0), (d) the date that is five days after the Petition Date if the Interim Order has not been entered by the Bankruptcy Court by such date, (e) the date that is 25 days after the Petition Date if the Final Order has not been entered by the Bankruptcy Court by such date, unless the Interim Order has been extended with Lenders' written consent to a date acceptable to Lenders, (f) the first effective date of any plan of reorganization in the Chapter 11 Case, and (g) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of Holdings or Borrower.
          "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment as a subset of its Revolving Loan Commitment) which aggregate commitment shall be One Hundred Thirty Five Million Dollars ($135,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

          "Compliance Certificate" shall have the meaning assigned to it in Annex E.

          "Concentration Account" shall have the meaning assigned to it in Annex C.

          "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

          "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

          "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

          "Credit Card Notices" shall mean those certain notices issued by Borrower in favor of Agent to the Credit Card Providers pursuant to which such Credit Card Providers agree to transfer all credit card receipts of Borrower into the Collection Account.

          "Credit Card Providers" shall mean the banks and finance companies listed on Disclosure Schedule 3.26, as updated or supplemented from time to time.

          "Credit Parties" shall mean Holdings, Borrower, and each of their respective Subsidiaries.

          "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

          "Default Rate" shall have the meaning assigned to it in
Section 1.5(d).

          "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

          "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

          "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

          "Dollars" or "$" shall mean lawful currency of the United States of America.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits,
(ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person:
(1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

          "Eligible Accounts" shall have the meaning assigned to it in
Section 1.6 of the Agreement.

          "Eligible Assignee" means with respect to any prospective assignee of a Tranche A Revolving Loan (a) any Lender, any Affiliate of any Lender and with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; (b) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $500,000,000 and having a net worth in excess of $50,000,000;
(c) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (e) the central bank of any country which is a member of the OECD; and (f) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by Agent, such approval not to be unreasonably withheld, provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be an Eligible Assignee.

          "Eligible Inventory" shall have the meaning assigned to it in
Section 1.7 of the Agreement.

          "Eligible Leasehold Real Estate" shall mean any Real Estate which is leased to Borrower (other than under ground leases), which satisfies each of the following conditions:

          (a)  the subject lease has a NLV of at least $300,000;

          (b) Borrower has delivered to Oversight Agent such leasehold mortgages and other documents as the Oversight Agent may reasonably request to provide the Agent, for itself and Lenders, with a perfected first-priority security interest in such leaseholds, and shall have delivered title certifications, appraisals and other Real Estate requirements, as reasonably required by Oversight Agent, including but not limited to, those items required by FIRREA, provided, however, that the foregoing conditions shall be deemed satisfied upon the entry of the Orders in the form substantially attached hereto or otherwise in form reasonably acceptable to the Tranche B Revolving Lenders;

          (c) Borrower has provided Oversight Agent with evidence satisfactory to Oversight Agent in its reasonable discretion of the existence of all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and has duly effected all recordings, filings and other actions necessary to establish, protect, and perfect Borrower's right, title and interest in and to such Real Estate, provided, however, that the foregoing conditions shall be deemed satisfied upon the entry of the Orders in the form substantially attached hereto or otherwise in form reasonably acceptable to the Tranche B Revolving Lenders;

          (d) the Real Estate (i) is or was used by Borrower for the conduct of a retail store business, provided, however no Real Estate which was previously used by Borrower for the operation of a retail store which is no longer in operation and is "dark" shall be eligible unless such Real Estate is actively being marketed for sale in a commercially reasonable manner; and

          (e) Borrower has the legal right and authority to transfer all of its right, title and interest in such leasehold without the consent of landlords and free of any recapture, termination or other similar rights of landlords, provided, however, that the foregoing conditions shall be deemed satisfied upon the entry of the Orders in the form substantially attached hereto or otherwise in form reasonably acceptable to the Tranche B Revolving Lenders.

          "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. 5101 et seq.);
the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
136 et seq.); the Solid Waste Disposal Act (42 U.S.C. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. 2601 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); the Federal Water Pollution
Control Act (33 U.S.C. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

          "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

          "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

          "Event of Default" shall have the meaning assigned to it in
Section 8.1.

          "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Fees" shall mean any and all fees and compensation payable to Agent, Oversight Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

          "Final Order" shall mean the order of the Bankruptcy Court entered in the Chapter 11 Case after a final hearing pursuant to
Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001, in form and substance satisfactory to Agents and Lenders, and from which no appeal has been timely filed, or if timely filed, no stay pending appeal shall have been granted, together with all extensions, modifications and amendments thereto, authorizing Borrower to obtain credit, incur indebtedness, and grant Liens under this Agreement and the other Loan Documents and providing for the superpriority of Lenders' claims, all as set forth in such order.

          "Financial Statements" shall mean the consolidated income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement, provided, however, that upon the formation of any Subsidiaries as permitted under this Agreement, such statements and balance sheets shall be prepared on a consolidated and consolidating basis.

          "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

          "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower which quarterly accounting periods through the Termination Date are as set forth on Schedule 10 annexed hereto.

          "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on the Saturday closest to January 31 of each year.

          "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

          "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

          "GE Capital Fee Letter" shall mean that certain letter, dated as of August 23, 1999, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital, and substantially in the form of Exhibit B-1 hereto.

          "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer and mailing lists, web sites, domain names, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

          "Guaranties" shall mean, collectively, the Holdings Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

          "Guarantors" shall mean Holdings, each Subsidiary of Borrower, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan
Documents.

          "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

          "Holdings" shall have the meaning ascribed thereto in the recitals to the Agreement.

          "Holdings Guaranty" shall mean the guaranty of even date herewith executed by Holdings in favor of Agent and Lenders.

          "Holdings Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Borrower and its other Subsidiaries and all Intercompany Notes owing to or held by it.

          "Indebtedness" of any Person shall mean without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six
(6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations. Indebtedness specifically does not include, without limitation, Borrower's obligations under real estate leases and other operating leases.

          "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.13.

          "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by
The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the
Federal Funds Rate plus fifty (50) basis points per annum.   Each
change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

          "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

          "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

          "Intellectual Property Security Agreement" shall mean the Intellectual Property Security Agreement made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

          "Intercompany Notes" shall have the meaning assigned to it in
Section 6.3.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

          "Interest Payment Date" means (a) as to any Index Rate Loan or any Tranche B Revolving Loan (including any Tranche B Revolving Loan based on Tranche B Real Estate Advances), the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

          "Interim Order" shall mean the interim order of the Bankruptcy Court entered in the Chapter 11 Case after an interim hearing (assuming satisfaction of the standards prescribed in Section 364 of the Bankruptcy Code and Bankruptcy Rule 4001 and other applicable law), together with all extensions, modifications and amendments thereto, in form and substance satisfactory to Agents and Lenders, authorizing, on an interim basis, Borrower to execute and perform under the terms of this Agreement and the other Loan Documents, substantially in the form of Exhibit A-2.

          "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

          "Inventory Loans" shall mean Revolving Loans advanced against the Eligible Inventory portion of the Borrowing Base.

          "Inventory Overadvances" shall mean that portion of Tranche A Revolving Loans which results in the outstanding balance of the Inventory Loans exceeding the Tranche A Inventory Loan Limit as determined by the most recent appraisal of the Oversight Agent received by Agent prior to any such Tranche A Revolving Loan, provided, however, Tranche A Revolving Lenders (i) are entitled to rely absolutely on the most recent appraisal provided by Oversight Agent in determining whether Tranche A Revolving Loans to be made will constitute Inventory Overadvances, and (ii) shall not be subject to any subordination whatsoever for Inventory Overadvances made in the event subsequent Reserves, changes in eligibility criteria, appraisals or other valuation evidence indicate that outstanding Tranche A Revolving Loans constituting Inventory Loans exceed the Tranche A Inventory Loan Limit when at the time such Tranche A Revolving Loans were made, the Tranche A Inventory Loan Limit had not been exceeded.

          "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "Landlord Waiver States" shall have the meaning assigned to such term in Section 5.9.

          "L/C Issuer" shall have the meaning assigned to such term in Annex B.


          "Lenders" shall mean GE Capital, Paragon, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

          "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

          "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Tranche A Revolving Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Tranche A Revolving Lenders thereupon or pursuant thereto.

          "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Tranche A Revolving Lenders have incurred Letter of Credit Obligations.
          "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

          "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

          "LIBOR Period" shall mean, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agent as set forth in Section 1.5(e); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than eight (8) separate LIBOR Loans in existence at any one time.

          "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

          "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).


          "Liquidation Default" shall mean the occurrence of (i) any of the events described in Sections 8.1(r), (s), (z), (ii) a sale of all or substantially all of the assets of Holdings or Borrower, or (iii) the exercise by Lenders and Agents of their rights under Section 8.2 to liquidate the Collateral.

          "Litigation" shall have the meaning assigned to it in Section
3.13.

          "Loan Account" shall have the meaning assigned to it in
Section 1.12.

          "Loan Documents" shall mean the Agreement, the Notes, the GE Capital Fee Letter, the Paragon Fee Letter, the Oversight Agreement, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby, including the Interim Order and the Final Order. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

          "Loans" shall mean the Tranche A Revolving Loan, the Tranche B Revolving Loan and the Swing Line Loan.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Credit Party including, without limitation, any material adverse change in the financial performance of any Credit Party as compared to the Projections attached hereto as Schedule 3.4(C), (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. A Material Adverse Effect shall not include the closing of any Stores identified in the Projections attached hereto as Disclosure
Schedule 3.4(B) and/or the disposition of assets as permitted under
Section 6.8 hereof. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually, or in the aggregate, to any Credit Party in any 30-day period in excess of the lesser of $10,000,000 and 10% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.

          "Material Agreements" shall mean those agreements identified on Disclosure Schedule 6.19.

          "Maximum Amount"means collectively, the Maximum Tranche A Amount and the Maximum Tranche B Amount.

          "Maximum Tranche A Amount" shall mean, at any particular time, an amount equal to the Tranche A Revolving Loan Commitment of all Tranche A Revolving Lenders.

          "Maximum Tranche B Amount" shall mean, at any particular time, an amount equal to the Tranche B Revolving Loan Commitment of all Tranche B Revolving Lenders.

          "Monogram Agreement" shall mean that certain Credit Card Program dated as of July 20, 1995, among Borrower, Monogram Credit Card Bank of Georgia and General Electric Capital Corporation, as amended and in effect on the Closing Date, and as further amended in accordance with Section 6.20 hereof, as the same may be replaced by Borrower with Household Bank (SB), N.A., on substantially the same terms as the draft of such agreement previously delivered to Agents.

          "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Oversight Agent with respect to Borrower's Real Estate, all in form and substance satisfactory to Oversight Agent.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Net Borrowing Availability" shall mean as of any date of determination, the sum of Tranche A Borrowing Availability and Tranche B Borrowing Availability.

          "Net Retail Liquidation Value " shall mean the appraised liquidation value of Eligible Inventory less liquidation expenses as reasonably determined in good faith by Agents from time to time.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus (a) reserves applicable thereto, and minus (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

          "NLV" shall mean as to any Eligible Leasehold Real Estate, the net liquidation value after all costs of such Eligible Leasehold Real Estate determined in accordance with an appraisal acceptable to Oversight Agent.

          "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.9(a)(ii).

          "Notes" shall mean the Revolving Notes and the Swing Line Note, collectively.

          "Notice of Conversion/Continuation" shall have the meaning assigned to it in Section 1.5(e).

          "Notice of Revolving Credit Advance/Borrowing Base
Certificate" shall have the meaning assigned to it in Section 1.1(a).

          "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agents or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party (including, the Chapter 11
Case), whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

          "Orders" means the Interim Order and the Final Order.

          "Oversight Agent" means Paragon, solely in its capacity, as oversight agent for the Agent under the Oversight Agreement, or such other "oversight agent " designated by Agent, Requisite Tranche B Lenders and approved by Borrower which consent of Borrower shall not be unreasonably withheld or delayed; provided that no such consent shall be required so long as any Event of Default has occurred and is continuing.

          "Oversight Agreement" means that certain Oversight Agent Agreement, of even date herewith, among Agent, Lenders, Borrower and Oversight Agent.

          "Paragon" shall mean Paragon Capital LLC.

          "Paragon Fee Letter" shall mean that certain letter, dated as of August 23, 1999, between Paragon and Borrower with respect to certain Fees to be paid from time to time by Borrower to Paragon, and substantially in the form of Exhibit B-2 hereto.

          "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

          "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Discretion" means Agents' reasonable good faith judgment in consideration of any factor which (i) could adversely affect the value of any Collateral, the ability to realize upon the Collateral, the enforceability or priority of the liens thereon or the amount that Agents and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof; or (ii) materially increases the likelihood that Agents and Lenders would not receive payment for all of the Obligations.

          "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', mechanics', materialmen's, warehousemen's, suppliers' or other similar possessory liens in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or otherwise discharged or bonded over within sixty (60) days following the imposition of such liens securing liabilities in an outstanding aggregate amount not in excess of $500,000; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b), (c) and (d) of Section 6.7 of the Agreement.

          "Permitted Inventory Locations" shall mean those Stores and warehouse facilities of Borrower located in the United States and listed on Disclosure Schedule 3.2 hereto, as such Disclosure Schedule
3.2 may be supplemented from time to time in accordance with the provisions of Section 5.6 hereof, subject to Agents' receipt of a waiver, in form and substance reasonably satisfactory to Agents, with respect to any inventory consolidator not identified on Disclosure
Schedule 3.2 on the Closing Date.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Petition Date" shall have the meaning assigned to it in the Recitals.

          "Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.
          "Pledge Agreements" shall mean the Borrower Pledge Agreement, the Holdings Pledge Agreement, and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

          "POS System" shall have the meaning assigned to it in Section
5.13.

          "Pre-Petition Indebtedness" shall mean all Indebtedness of any Credit Party incurred or assumed prior to the Petition Date.

          "Pre-Petition Loan Agreement" shall have the meaning assigned to it in the Recitals.

          "Prior Lender Obligations" shall mean all obligations and liabilities of any Credit Party to the Prior Lenders pursuant to the Pre-Petition Loan Agreement and all instruments and documents executed pursuant thereto or in connection therewith.

          "Prior Lenders" shall mean the lenders under the Pre-Petition Loan Agreement.

          "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

          "Projections" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements prepared on a basis consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions, provided, however, that upon the formation of any Subsidiaries as permitted under this Agreement, such Projections shall be prepared on a consolidated and consolidating basis.

          "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Tranche A Revolving Loan (including the Swing Line Loan as a subset of the Swing Line Lender's Tranche A Revolving Loan), the percentage obtained by dividing (i) the Tranche A Revolving Loan Commitment of that Tranche A Revolving Lender (including the Swing Line Commitment as a subset of the Swing Line Lender's Tranche A Revolving Loan Commitment), by (ii) the aggregate Tranche A Revolving Loan Commitments, (b) with respect to the Tranche B Revolving Loan, the percentage obtained by dividing (i) the Tranche B Revolving Loan Commitment of that Tranche B Revolving Lender by (ii) the aggregate Tranche B Revolving Loan Commitments of all Tranche B Revolving Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

          "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

          "Real Estate" shall have the meaning assigned to it in
Section 3.6.

          "Refinancing" shall mean the repayment in full by Borrower of the Prior Lender Obligations.

          "Refunded Swing Line Loan" shall have the meaning assigned to it in Section 1.1(b)(iii).

          "Related Transactions" means each borrowing under the Revolving Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

          "Related Transactions Documents" shall mean the Loan
Documents.

          "Relationship Bank" shall have the meaning assigned to it in Annex C.

          "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding amount of the Loans.

          "Requisite Tranche A Lenders" shall mean (a) Tranche A Revolving Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Commitments of all Tranche A Revolving Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66-2/3%) of the aggregate amount outstanding of the Tranche A Revolving Loans.

          "Requisite Tranche B Lenders" shall mean (a) Tranche B Revolving Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the Commitments of all Tranche B Revolving Lenders, or (b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding amount of the Tranche B Revolving Loans.

          "Reserve Fund Amount" shall have the meaning assigned to it in the Interim Order or the Final Order, as the case may be.

          "Reserves" shall mean as reasonably determined by Agents subject to the last sentence of this definition, such amounts as Agents may from time to time reasonably establish and revise, pursuant to their Permitted Discretion, upon three (3) days' written notice to Borrower (a) to reflect events, conditions, contingencies or risks which (i) adversely affect either (A) any Collateral included in the Borrowing Base, the rights of Agents or any of Lenders in any Collateral included in the Borrowing Base or its value or (b) the security interest and other rights of Agents or any of Lenders in the Collateral included in the Borrowing Base (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the business or financial condition of Borrower or any of its Subsidiaries or (b) to reflect the belief (based upon a comparison to historical information) of Agents that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of Borrower to Agents or any of Lenders is or may have been incomplete, inaccurate or misleading in any material respect. Initial Reserves to be established as of the Closing Date will include an amount equal to the sum of (x) the aggregate amount of one (1) month's rent for all of Borrower's Stores located in the states of Pennsylvania, Florida, New Jersey, Virginia and Washington, provided that the foregoing shall not apply to such locations where landlord waivers in the form of Exhibits 5.9(a) or (b) or otherwise on terms reasonably acceptable to Agents have been received by Agents and (y) customer liability reserves equal to 50% of gift and merchandise credits issued and outstanding during the last twelve months and adjusted monthly. Reserves may include, but are not limited to: rent, whether for personal or real property and, in the case of rent fifteen (15) or more days past due, whether or not a lessor's or landlord's waiver, reasonably acceptable to Agents, has been received by Agents from such lessor or landlord; payables based upon past due normal trade terms; taxes and other governmental charges, whether ad valorem, personal or real property or otherwise if Agents reasonably believe that the tax claims therefor may have priority over Agents' security interest in any of the Collateral of if Agents reasonably believe that such taxes or governmental charges may adversely affect the recovery realized on the Collateral; and any customs, duty, freight or other out-of-pocket costs or expenses required or advisable to "land" any Eligible Inventory the purchase of which is supported by a Letter of Credit. In the event (i) a conflict arises between Agent and Oversight Agent as to the appropriate amount of Reserves, and (ii) Agents, after using their best efforts in good faith, are unable to resolve such dispute, the higher and more conservative Reserve recommended in good faith by either Agent or Oversight Agent shall be implemented.

          "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

          "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to
Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

          "Revolving Credit Advance" shall mean any Tranche A Revolving Credit Advance, and/or Tranche B Revolving Credit Advance, as applicable.

          "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Tranche A Revolving Credit Advances and Tranche B Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Revolving Loan Commitment" shall mean (a) as to any Tranche A Revolving Lender, the aggregate commitment of such Tranche A Revolving Lender to make Tranche A Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Tranche A Revolving Loan Commitment) and/or incur Letter of Credit Obligations, (b) as to any Tranche B Revolving Lender, the aggregate commitment of such Tranche B Revolving Lender to make Tranche B Revolving Credit Advances, or (c) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances (including without duplication Swing Line Advances as a subset of the Swing Line Lender's Tranche A Revolving Loan Commitment) and/or incur Letter of Credit Obligations, which aggregate commitment shall be One Hundred and Thirty Five Million Dollars ($135,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

          "Revolving Notes" shall mean collectively, the Tranche A Revolving Notes and the Tranche B Revolving Notes.

          "Security Agreement" shall mean the Security Agreement of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

          "Senior Obligations" shall mean all Obligations other than the principal of and interest on the Tranche B Revolving Loan (excluding any interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party only to the extent such interest is not allowed in such proceeding).

          "Senior Obligations Termination Date" shall mean the date on which the Loans (other than the Tranche B Revolving Loan) have been indefeasibly repaid in full and all other Senior Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall have no further right to borrow any monies under the Agreement.

          "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

          "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Stores" shall mean any retail store currently owned or leased or hereafter acquired or leased by Holdings, Borrower or any of their Subsidiaries.

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

          "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by each Subsidiary of Borrower in favor of Agent, on behalf of itself and Lenders.

          "Supermajority Tranche A Revolving Lenders" shall mean (a) Tranche A Revolving Lenders having eighty percent (80%) or more of the Tranche A Revolving Loan Commitments of all Tranche A Revolving Lenders, or (b) if the Tranche A Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Tranche A Revolving Loan (with the Swing Line Loan being attributed to the Tranche A Lenders making such Loan) and Letter of Credit Obligations.

          "Supermajority Tranche B Revolving Lenders" shall mean (a) Tranche B Revolving Lenders having eighty percent (80%) or more of the Tranche B Revolving Loan Commitments of all Tranche B Revolving Lenders, or (b) if the Tranche B Revolving Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Tranche B Revolving Loan.

          "Supplemental Executive Retirement Plan" shall mean collectively, (a) the Supplementary Executive Retirement Plan of the Borrower effective as of August 1, 1988, as amended by Amendment Number 1 dated as of August 1, 1988, by a Second Amendment dated as of August 1, 1995 and by Amendment No. 3 dated January 7, 1997; (b) the Executive Severance Plan for Samuel Gerson, dated as of August, 1995; (c) the Executive Split Dollar Life Insurance Agreement (Collateral Assignment Method) between Borrower and Samuel Gerson, dated June 5, 1994; (d) the Executive Severance Plan for Mone Anathan, III, dated August, 1995; (e) the Executive Split Dollar Life Insurance Agreement (Collateral Assignment Method) between Borrower and Mone Anathan, dated June 5, 1994; (f) the Executive Severance Plan Trust Agreement dated June 4, 1994 between Holdings and the trustee thereof; (g) the Executive Severance Plan for Steven R. Siegel, Esq., dated July 15, 1997; (h) the Executive Split Dollar Life Insurance Agreement (Collateral Assignment Method) between the Borrower and Steven R. Siegel, Esq., dated July 15, 1997; and (i) plans of a similar type and nature created after January 30, 1998 for the benefit of W. Jay Carothers.

          "Swing Line Advance" has the meaning assigned to it in
Section 1.1(b)(i).

          "Swing Line Availability" has the meaning assigned to it in
Section 1.1(b)(i).

          "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

          "Swing Line Lender" shall mean GE Capital.

          "Swing Line Loan" shall mean at any time, the aggregate amount of Swing Line Advances outstanding to Borrower.

          "Swing Line Note" has the meaning assigned to it in Section
1.1(b)(ii).

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

          "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes and franchise taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

          "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

          "Third Party Interactives" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

          "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

          "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, domain names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

          "Tranche A Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a)(i).

          "Tranche A Borrowing Base" shall mean, as of any date of determination by Agents, from time to time, an amount equal to the sum at such time of:

          (a) up to eighty-five percent (85%) of the book value of Borrower's Eligible Accounts, less any Reserves established by Agents at such time; plus

          (b) up to (i) the lesser of (A) seventy-five percent (75%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory, or (B) sixty-five percent (65%), for the period October 16th through June 14th inclusive, and seventy percent (70%) for the period June 15th through October 15th inclusive, of the book value of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agents at such time; plus (ii) fifty percent (50%) of the aggregate amount of documentary Letters of Credit issued and outstanding in connection with the purchase of otherwise Eligible Inventory provided, however, that with respect to Advances on Eligible Inventory, at no time shall such Advances exceed one hundred percent (100%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory.

          "Tranche A Inventory Loan Limit" shall mean the lesser of (i) seventy-five percent (75%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory, or (ii) sixty-five percent (65%), for the period October 16th through June 14th inclusive, and seventy percent (70%) for the period June 15th through October 15th inclusive, of the book value of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost or market).

          "Tranche A Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

          "Tranche A Revolving Lenders" shall mean, as of any date of determination, Lenders having a Tranche A Revolving Loan Commitment.

          "Tranche A Revolving Loan" shall mean at any time, the (i) aggregate amount of Tranche A Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Tranche A Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

          "Tranche A Revolving Loan Commitment" shall mean (a) as to any Lender with a Tranche A Revolving Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Tranche A Revolving Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Tranche A Revolving Loan Commitment, the aggregate commitment of all such Lenders to make the Tranche A Revolving Loan, which aggregate commitment shall be Eighty Five Million Dollars ($85,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Tranche A Revolving Loan Commitment may be reduced, amortized, or adjusted from time to time in accordance with the Agreement.

          "Tranche A Revolving Note" shall have the meaning assigned to it in Section 1.1(a)(iv).

          "Tranche B Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a)(ii).
          "Tranche B Borrowing Base" shall mean, as of any date of determination by Agents, from time to time, an amount equal to the sum at such time of:

          (a) up to the greater of (i) eight-five percent (85%), of Borrower's Eligible Inventory valued on a first-in, first-out basis (at the lower of cost of market), or (ii) one hundred percent (100%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory, less any Reserves established by Agents at such time, less an amount equal to the greater of (x) the then Tranche A Borrowing Availability minus the outstanding Tranche A Revolving Credit Advances, or (y) the then outstanding Tranche A Revolving Credit Advances and Letter of Credit Obligations; provided, however, that with respect to Advances on Eligible Inventory, at no time shall such Advances exceed one hundred percent (100%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory; plus

          (b) up to the lesser of (i) $15,000,000, or (ii) fifty percent (50%) of the NLV of Eligible Leasehold Real Estate.

          "Tranche B Inventory Loan Limit" shall mean the greater of
(i) one-hundred percent (100%) of the Net Retail Liquidation Value of Borrower's Eligible Inventory, or (ii) eighty five percent (85%) of Borrower's Eligible Inventory valued on a first-in first out basis (at the lower of cost or market).

          "Tranche B Real Estate Advances" shall have the meaning assigned to it in Section 1.1(e).

          "Tranche B Real Estate Advance Obligations" shall have the meaning assigned to it in Section 1.11(c).

          "Tranche B Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(ii).

          "Tranche B Revolving Lenders" shall mean, as of any date of determination, Lenders having a Tranche B Revolving Loan Commitment.

          "Tranche B Revolving Loan" shall mean at any time, the aggregate amount of Tranche B Revolving Credit Advances outstanding to Borrower.

          "Tranche B Revolving Loan Commitment" shall mean (a) as to any Lender with a Tranche B Revolving Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Tranche B Revolving Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Tranche B Revolving Loan Commitment, the aggregate commitment of all such Lenders to make the Tranche B Revolving Loan, which aggregate commitment shall be Fifty Million Dollars ($50,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Tranche B Revolving Loan Commitment may be reduced, amortized, or adjusted from time to time in accordance with the Agreement.

          "Tranche B Revolving Note"shall have the meaning assigned to it in Section 1.1(a)(v).

          "Tranche B Super Defaults"shall have the meaning assigned to it in Section 8.2.

          "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

          "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

          "Year 2000 Corrective Actions" shall mean, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

          "Year 2000 Corrective Plan" shall mean, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before October 31, 1999, including without limitation
(i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

          "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

          "Year 2000 Implementation Testing" shall mean, as to each Credit Party, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a systemwide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

          "Year 2000 Problems" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

          All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable business diligence, would have known or been aware of such fact or circumstance.

                         ANNEX B (Section 1.2)
                                  to
                           CREDIT AGREEMENT

                           LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Tranche A Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion and acceptable to Borrower in the event no Default or Event of Default has occurred (each, an "L/C Issuer")) for Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Tranche A Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Tranche A Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of
(i) Twenty Five Million Dollars ($25,000,000) (the "L/C Sublimit"), and
(ii) the Tranche A Maximum Amount less the aggregate outstanding principal balance of the Tranche A Revolving Credit Advances and the Swing Line Loan, and (iii) the Tranche A Borrowing Base less the aggregate outstanding principal balance of the Tranche A Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, provided, however, in the event Borrower requests a Letter of Credit be issued, extended or renewed with any expiry date which will occur after the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45)) days prior to the Commitment Termination Date, Borrower shall, by not later than
(a) forty-five (45) days prior to the Commitment Termination Date for standby Letters of Credit and (b) twenty-one (21) days prior to the Commitment Termination Date for documentary Letters of Credit, deliver to the L/C Issuer for the benefit of Lenders, cash in the amount of one hundred three percent (103%) of the maximum drawing amount, to be held as cash collateral by the L/C Issuer for the Letter of Credit Obligations. All letters of credit issued under the Pre-Petition Loan Agreement shall be deemed to have been issued under this Agreement and shall for all purposes constitute "Letters of Credit" hereunder (provided that no additional issuance fees shall be applicable in respect of such Letters of Credit).

          (b) Advances Automatic; Participations. (i) In the event that Agent or any Tranche A Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Tranche A Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Tranche A Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Tranche A Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Tranche A Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Tranche A Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Tranche A Revolving Lender shall be responsible for the failure of any other Tranche A Revolving Lender to make available such other Tranche A Revolving Lender's Pro Rata Share of any such payment.

               (ii) If it shall be illegal or unlawful for Borrower to incur Tranche A Revolving Credit Advances as contemplated by paragraph
(b)(i) above or if it shall be illegal or unlawful for any Tranche A Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Tranche A Revolving Lender, then (i) immediately and without further action whatsoever, each Tranche A Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Tranche A Revolving Lender's Pro Rata Share (based on the Tranche A Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Tranche A Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Tranche A Revolving Lender's Pro Rata Share (based on the Tranche A Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Tranche A Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Tranche A Revolving Credit Advances.

          (c) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Tranche A Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 103% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. Cash Equivalents acceptable to Agent shall include those investments described in Section 6.2(b)(i)-(v) hereof. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Tranche A Revolving Lenders, in a manner reasonably satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of Tranche A Revolving Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

          If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

          From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

          Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Tranche A Revolving Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

          (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Tranche A Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Tranche A Revolving Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Tranche A Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

          (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Tranche A Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Tranche A Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Tranche A Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Tranche A Revolving Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Tranche A Revolving Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

               (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

          (g)  Indemnification; Nature of Lenders' Duties.   In
addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Tranche A Revolving Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and reasonably allocated costs of internal counsel) which Agent or any Tranche A Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Tranche A Revolving Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Tranche A Lender (as finally determined by a court of competent jurisdiction).

               (i) As between Agent and any Tranche A Revolving Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Tranche A Revolving Lender shall be responsible for any of the following unless caused by Agent's or any Tranche A Revolving Lender's gross negligence or wilful misconduct: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Tranche A Revolving Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Tranche A Revolving Lender's rights or powers hereunder or under the Agreement.

               (ii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                         ANNEX C (Section 1.8)
                                  to
                           CREDIT AGREEMENT

                        CASH MANAGEMENT SYSTEMS

          Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

          (a) On or before the Closing Date and until the Termination Date, Borrower shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set forth on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank which shall be designated as the Concentration Account Bank for Borrower on Disclosure Schedule (3.19) (the "Concentration Account Bank") which bank shall be satisfactory to Agent. Notwithstanding the foregoing, Borrower shall be permitted to retain cash in the amount of $38,000 per Store (and in the case of the Store located at 426 Washington Street, Boston, Massachusetts, the amount of $120,000) for purposes of maintaining cash in the cash registers in the ordinary course of its business operations.

          (b) On or before the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank shall have entered into a tri-party blocked account agreement with Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Such blocked account agreement shall provide, among other things, that
(i) all amounts deposited in such Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the Concentration Account Bank has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account, for returned checks or other items of payment and for any indemnification rights of the Concentration Account Bank against Borrower pursuant to Section 9 of the blocked account agreement, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is located, such bank has been given irrevocable instructions by Borrower and Agent to forward immediately all collected amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account, (B) each Credit Card Provider referenced on Disclosure Schedule 3.26 has been given irrevocable instructions by Borrower and Agent to forward immediately all amounts held by such Credit Card Provider for Borrower to the Concentration Account Bank and commence daily sweeps from such Credit Card Provider to the Concentration Account, and (C) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. Borrower shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

          (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account (A) with respect to any new Concentration Account, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent and (B) with respect to any new Relationship Bank or Borrower Account, such bank shall have been given irrevocable instructions as set forth in paragraph (b)(iii)(A) of this Annex C. So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.26 to add or replace a Credit Card Provider; provided, however, that (i) Agent shall have consented in writing in advance to the engagement of such Credit Card Provider (other than Household Bank (SB), N.A.) (ii) prior to the time of the engagement of such Credit Card Provider, such Credit Card Provider shall have been given irrevocable instructions as set forth in paragraph (b)(iii)(B) of this Annex C. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) or replace any Credit Card Provider, as the case may be, promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account or Credit Card Provider is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty
(60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts of the bank holding such accounts or the Credit Card Provider or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

          (d) The amounts held by the Credit Card Providers, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

          (e) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (f) Borrower may maintain, in its name, an account (each a "Disbursement Account") and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

          (g) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.

                       ANNEX D (Section 2.1(a))
                                  to
                           CREDIT AGREEMENT

               SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

     In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agents in form and substance reasonably satisfactory to Agents on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

          1. Appendices. All Appendices to the Agreement, in form and substance reasonably satisfactory to Agents.

          2. Revolving Notes and Swing Line Note. Duly executed originals of the Revolving Notes and Swing Line Note for each applicable Lender, dated the Closing Date.

          3. Security Agreement. Duly executed originals of the Security Agreements, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

          4. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agents, in favor of Agent, on behalf of Lenders.

          5.   Security Interests and Code Filings.    Evidence reasonably
satisfactory to Agents that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agents may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

          (a) Evidence satisfactory to Agents, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

          6.   [Intentionally Deleted.]

          7. Intellectual Property Security Agreements. Duly executed originals of the Intellectual Property Security Agreements dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agents, together with all instruments, documents and agreements executed pursuant thereto.

          8. Holdings Guaranty. Duly executed originals of the Holdings Guaranty, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

          9. Subsidiary Guaranties. Guaranties executed by and each direct and indirect Subsidiary of Borrower in favor of Agent, for the benefit of Lenders.

          10. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of Borrower as of a date not more than seven (7) days prior to the Closing Date.

          11. Initial Notice of Revolving Credit Advance/Borrowing Base Certificate. Duly executed originals of a Notice of Revolving Credit Advance/Borrowing Base Certificate, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

          12. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

          13. Cash Management System; Blocked Account Agreements. Evidence reasonably satisfactory to Agents that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with evidence that Borrower has notified each bank and financial institution maintaining such accounts as described in Section 3.19.

          14. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

          15. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan
Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing
Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

          16. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

          17.  Opinions of Counsel.  Duly executed originals of opinions of
(i) Chappell White LLP, counsel for the Credit Parties, (ii) Hale and Dorr LLP, counsel for the Credit Parties, and (iii) Steven Siegel, Esq.,
General Counsel for the Credit Parties, each in form and substance reasonably satisfactory to Agents and their counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

          18. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

          19.  [Intentionally Deleted.]

          20. Appointment of Agent for Service. An appointment of CSC Corp. as each Credit Party's agent for service of process.

          21.  [Intentionally Deleted.]

          22. Fee Letter. Duly executed originals of the GE Capital Fee Letter and the Paragon Fee Letter.

         23. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Financial Officer of Borrower, dated the Closing Date, stating that, since January 30, 1999 (a) except as disclosed in Disclosure Schedule 3.5 no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (c) there have been no Restricted Payments made by any Credit Party; and (d) except as provided in the consolidated balance sheet and related statement of income and cash flow of Holdings and its Subsidiaries for the fiscal month ended May 29, 1999 there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

          24.  [Intentionally Deleted.].

          25.  [Intentionally Deleted.]

          26.  [Intentionally Deleted.]

          27. Audited Financials; Financial Condition. Agents shall have received Holdings' and Borrower's final Financial Statements for its Fiscal Year ended January 31, 1999 audited by Arthur Andersen LLP. Borrower and Holdings shall have provided Agent with its current operating statements, a consolidated balance sheet and statement of cash flows, Projections and a Notice of Revolving Credit
Advance/Borrowing Base Certificate with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agents, and Agents shall be satisfied, in their reasonable discretion, with all of the foregoing. Agents shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Projections, to the effect that the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein.

          28. Credit Card Notices. Each Credit Party shall execute Credit Card Notices to each Credit Card Provider in favor of Agents.

          29. Closing Date Budget. Agents shall have received a true and correct copy of the Budget in form and substance satisfactory to Agents
(a form of which is attached as Exhibit A-1) for the period from the Petition Date through the entry of the Final Order.

          30. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agents may, in their reasonable discretion, request.

                       ANNEX E (Section 4.1(a))
                                  to
                           CREDIT AGREEMENT

           FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING
Borrower shall deliver or cause to be delivered to Agents or to Agent and Lenders, as indicated, the following:

          (a) Monthly Financials. To Agents, within thirty-one (31) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex G which is tested on a monthly basis, and
(B) the certification of the Chief Financial Officer of Borrower that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

          (b)  Quarterly Financials.  To Agents, within forty-eight
(48) days after the end of each Fiscal Quarter, consolidated financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with a Compliance Certificate in respect of each of the financial covenants set forth on Annex G which is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agents and Lenders, within forty-eight (48) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

          (c) Operating Plan. To Agents, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

          (d) Annual Audited Financials. To Agents, within ninety-three (93) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification (except qualifications as may relate to the Chapter 11
Case), by Arthur Andersen LLP or another independent certified public accounting firm of national standing or otherwise reasonably acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms under similar circumstances, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP (subject to bankruptcy restructuring year-end adjustments made in accordance with GAAP) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

          (e) Management Letters. To Agents, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

          (f) Default Notices. To Agents, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

          (g) SEC Filings and Press Releases. To Agents, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

          (h) Equity Notices. To Agents, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Stock of such Person that are otherwise not disclosed pursuant to item (g) of this Annex E.

          (i) Supplemental Schedules. To Agents, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

          (j) Litigation. To Agents in writing, promptly upon learning thereof, notice of any Litigation commenced against any Credit Party that (i) seeks damages in excess of $500,000, (net of any claims Borrower in good faith believes is covered by insurance), (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or
(vi) involves any product recall;

          (k) Insurance Notices. To Agents, disclosure of losses or casualties required by Section 5.4 of the Agreement;

          (l) Lease Default Notices. To Agents, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

          (m) Lease Amendments. To Agents, copies of all material amendments to real estate leases.

          (n) Other Documents. To Agents and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request, provided, however, that if any Credit Party forms a Subsidiary as permitted under this Agreement, any documents required to be delivered pursuant to this Annex E or otherwise in this Agreement on a consolidated basis shall be delivered also on a consolidating basis.

          (o) Delivery of Documents to Lenders. Agent shall deliver to the Tranche A Revolving Lenders copies of the information set forth in clauses (a), (b), (c), (d) and (f) above after receipt of such information from Borrower. Oversight Agent shall deliver to the Tranche B Revolving Lenders copies of the information set forth above after receipt of such information from Borrower.

          (p) Pleadings, Motions, Etc. To Agents, as soon as practicable, copies of all pleadings, motions, applications, monthly reports, projections or other information regarding Borrower's and Holdings' business or financial condition filed on or behalf of Borrower and Holdings with the Bankruptcy Court or the United States Trustee in the Chapter 11 Case, or distributed by or on behalf of Borrower and Holdings to any Committee appointed in the Chapter 11 Case.

          (q) Budgets. On the Closing Date, Borrower shall deliver to Agents a Budget covering the ten-week period commencing on the Petition Date, which shall be in form and substance reasonably satisfactory to Agents. Thereafter, on the first day of each month, Borrower shall deliver to Agents a Budget covering the ten-week period commencing on such date, which shall be in form and substance reasonably satisfactory to Agents.

          (r) Short-Term Projections. On or before the day occurring thirty (30) days after the entry of the Final Order, Borrower shall deliver to Agents forecasted consolidated profit and loss statements (hereinafter, the "Short-Term Projections") which integrate the Budget and reflect management's good faith estimate of Borrower's future financial performance on a month to month basis for the period beginning on October 31, 1999 and ending on January 31, 2000.

          (s) Long-Term Projections. Within ninety (90) days after the Petition Date, Borrower shall deliver Projections reflecting Borrower's good faith and reasonable estimates of the financial performance of Borrower through February 28, 2001. Such Projections shall be based upon estimates and assumptions which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower.

                       ANNEX F (Section 4.1(b))
                                  to
                           CREDIT AGREEMENT

                          COLLATERAL REPORTS

Borrower shall deliver or cause to be delivered the following:

          (a)  To Agents, on a daily basis, a Notice of Revolving
Credit Advance/Borrowing Base Certificate with respect to Borrower, accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (b) To Agents, upon their request, and in no event less frequently than ten (10) Business Days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following:

               (i) with respect to Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion; and

               (ii) with respect to Borrower, a monthly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion.

          (c) To Agents, on a weekly basis or at such more frequent intervals as Agents may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (d) To Agents, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agents in their reasonable discretion;

          (e) To Agents, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E,
(i) a listing of government contracts of Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

          (f) Borrower, at its own expense, shall obtain, or shall permit Agents to obtain (at Borrower's expense) financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to Agents and following such methodology as may be required by Agents, each of which physical counts and/or financial or SKU based inventories shall be observed by Borrower's accountants. Borrower shall conduct one (1) such count and/or inventories during each twelve (12) month period this Agreement is in effect, and shall deliver to Agents the results of each physical counts and/or inventories immediately upon receipt thereof. Additionally, if an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Agents, conduct, and deliver the results of, additional physical counts and/or inventories as Agents may require);

          (g) Borrower, at its own expense, shall deliver to Agents such appraisals of its assets as Agents may reasonably request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, reasonably satisfactory to Agents;

          (h) All reporting information set forth on the Required Reporting List attached hereto as Annex F-1 and in the time frames specified therein and such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agents shall from time to time request in its reasonable discretion;

          (i) To Agents, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a schedule of gift certificates and merchandise credits issued to, or claimed from, Borrower during such Fiscal Month; and

          (j) Delivery of Documents to Lenders. Agent shall deliver to the Tranche A Revolving Lenders, and Oversight Agent shall deliver to the Tranche B Revolving Lenders, respectively, copies of information set forth in this Annex F and Annex F-1 as such information is reasonably requested by such Lenders.

                               ANNEX F-1
                                  to
                           CREDIT AGREEMENT

                       REQUIRED REPORTING



Daily:
Notice of Revolving Credit Advance/Borrowing Base Certificate with summary backup information

Weekly:

          Sales Audit Report
          Sales By Day Flash
          Collateral Activity Report
          Current Inventory v. Planned EOM Inventory

Monthly:
On the 15th Day following month-end
          Stock Ledger by Department from the RSL
          Summary Open-to-Buy
          On-Order Report - "Order Analysis by PO - Report POM251" Merchandise By Season
          A/P Open Invoices by Vendor
          Purchases and A/P Aging Analysis Form with A/P Aging (Lender format)
          Rent, Tax and Insurance Compliance Certificate (Lender format)

On the 30th Day following month-end
          Financial Statements (inclusive of Income Statement, Balance Sheet, Cash Flow)
          Reconciliation of the Stock Ledger Inventory Report to

Availability and to
          the G/L (Lender format)
          Credit Cart A/R Aging
          Charge Back System Report
          Sales vs Plan Report (UN03)
          Summary Chain Plan Report - MTD
          Statement of Store Activity (Lender format)
          Inventory Certificate (Lender format)
          Officer's Compliance Certificate (Lender format)

Annually:
          Audited Final year-end financial statements within 90 days after fiscal year-end Interim "draft" financial statements within 60 days after year-end (inclusive of subsequent periods until the year-end statements are finalized). Accountant's Certificate.

                        ANNEX G (Section 6.10)
                                  to
                           CREDIT AGREEMENT

                          FINANCIAL COVENANTS

          Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

          (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed as of each Fiscal Month the amounts set forth below for the immediately preceding four (4) Fiscal Months, including the Fiscal Month then ended (or with respect the Fiscal Months ending on or before August 31, 2000, the period commencing on August 1, 1999 and ending on the last day of such Fiscal Month):




                      Maximum Aisle 3 New     Maximum Other
Month                    Store Capital           Capital
                         Expenditures          Expenditures


September 30, 1999         3,025,000            1,932,000

October 31, 1999           4,185,000            2,898,000

November 30, 1999          4,606,000            3,859,000

December 31, 1999          3,577,000            3,854,000

January 31, 2000           2,002,000            4,337,000

; thereafter, Borrower and its Subsidiaries shall make no Capital Expenditures unless and until Borrower shall have delivered a schedule of projected Capital Expenditures satisfactory to Agents, and Borrower and Agents have established applicable maximum Capital Expenditure levels. Borrower and Agents shall act reasonably and in good faith in establishing such levels. Upon such levels being agreed to in writing by Borrower and Agents, they shall be deemed to be incorporated by reference herein as part of this document as if fully stated herein.

          (b)  Minimum EBITDA.   Borrower and Agents shall use their
reasonable best efforts to establish Minimum EBITDA levels within one week after receipt of the Short-Term Projections (which Short-Term Projections shall in no event be delivered later than thirty (30) days after the entry of the Final Order). Borrower and Agents shall act reasonably and in good faith in establishing such levels. Upon such levels being agreed to in writing by Borrower and Agents, they shall be deemed to be incorporated by reference herein as part of this document as if fully stated herein.

          (c)  [Intentionally Deleted.]

          (d) Minimum Eligible Inventory Level. Holdings and Borrower will not permit the average weekly cost of all of Borrower's Eligible Inventory for (x) the three-week period ending September 11, 1999, and
(y) each four-week period ending on each Saturday thereafter, in each such case, to be less than 90% of the cost of all Eligible Inventory for such three or four week period, as the case may be, then ended as set forth in the Budget.

          (e) Total Outstandings to Eligible Inventory Ratio. (i) On each Saturday through and including October 30, 1999, the percentage obtained by dividing (x) the sum of the aggregate outstanding principal amount of all Loans (other than Tranche B Real Estate Advances) by (y) the aggregate cost of all of Borrower's Eligible Inventory for the week then ended, shall not exceed by more than 6% the applicable percentage set forth in the Budget.

          (ii) On the last Saturday of each month commencing on November 27, 1999, the percentage obtained by dividing (x) the sum of the aggregate outstanding principal amount of all Loans (other than Tranche B Real Estate Advances) by (y) the aggregate cost of all of Borrower's Eligible Inventory for the month then ending, shall not exceed by more than 6% the applicable percentage set forth in the Budget.

     Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of those Lenders having the right to consent to any required amendments of such provisions under Section 11.2 shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and required Lenders (determined under Section 11.2) agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent and required Lenders (determined under Section 11.2) cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.01, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                       ANNEX H (Section 1.1(d))
                                  to
                           CREDIT AGREEMENT
                  LENDERS' WIRE TRANSFER INFORMATION



                         Bankers Trust Company
                         New York, New York
                         Account No. 50-232-854
                         ABA Number: 021-001-033
                         Account Name: GE Capital
                         Reference: Filene's Basement

                        ANNEX I (Section 11.10)
                                  to
                           CREDIT AGREEMENT

                           NOTICE ADDRESSES

     (A)  If to Agent or GE Capital, at

     General Electric Capital Corporation
     201 High Ridge Road
     Stamford, Connecticut 06927-5100
     Attention: Account Manager
     Telecopier No.: (203) 316-7893
     Telephone No.: (203) 316-7500

     with copies to:

     Paul, Hastings, Janofsky & Walker LLP
     600 Peachtree Street, N.E. - Suite 2400
     Atlanta, Georgia 30308
     Attention: Jesse H. Austin, III, Esq.
     Telecopier No.: (404) 815-2424
     Telephone No.: (404) 815-2400

     Paul, Hastings, Janofsky & Walker LLP
     1055 Washington Boulevard
     Stamford, Connecticut 06901
     Attention: Leslie Plaskon, Esq.
     Telecopier No.: (203) 359-3031
     Telephone No.: (203) 961-7400

     (B)  If to Oversight Agent or Paragon, at

     Paragon Capital LLC
     75 Second Avenue
     Suite 400
     Needham, Massachusetts 02494-2800
     Attention: Andrew H. Moser
     Telecopier No.: (781) 707-2107
     Telephone No.: (781) 707-2121

     with copies to:

     Shapiro, Israel & Weiner
     100 North Washington Street #6
     Boston, Massachusetts 02114
     Attention: Joel Rosenthal, Esq.
     Telecopier No.: (617) 742-2355
     Telephone No.: (617) 314-4260

     (C)  If to Borrower, at

     Filene's Basement, Inc.
     40 Walnut Street
     Wellesley, Massachusetts 02481
     Attention: Steven R. Siegel
     Telecopier No.: (617) 348-7130
     Telephone No.: (617) 348-7000

     with copies to:

     Chappell White LLP
     99 Summer Street
     Boston, Massachusetts 02108
     Attention: Robert C. Zinnershine, Esq.
     Telecopier No.: (617) 772-9696
     Telephone No.: (617) 772-9600

     with copies to:

     Hale and Dorr LLP
     60 State Street
     Boston, Massachusetts 02109
     Attention: Paul P. Daly, Esq.
     Telecopier No.: (617) 526-5000
     Telephone No.: (617) 526-6000

            ANNEX J (from Annex A - Commitments definition)
                                  to
                           CREDIT AGREEMENT

Tranche A Lender(s):

General Electric Capital Corporation

Tranche A Revolving Loan Commitment
(including a Swing Line Commitment
of $10,000,000):                             $85,000,000



Tranche B Lender(s)

Paragon Capital LLC                          $10,000,000

B III Capital Partners, L.P.                        $40,000,000

                 Schedules to Credit Agreement

                    DISCLOSURE SCHEDULE 1.1

                     Responsible Individual

General Electric Capital Corporation
201 High Ridge Road
Stamford, Connecticut 06927
Telephone No.: (203) 316-7500
Telecopier No.: (203) 316-7893
Attention: Account Manager - Filene's Basement


Paragon Capital LLC
Hillsite Office Building
75 Second Avenue
Suite 400
Needham, MA 02494
Telephone No.:  (781) 707-2121
Telecopier No.:  (781) 707-2107
Attention: Andrew H. Moser
           President & COO










                 DEBTOR IN POSSESSION CREDIT AGREEMENT
                      Dated as of August 23, 1999
                                 among
                       FILENE'S BASEMENT, INC.,
                   DEBTOR AND DEBTOR IN POSSESSION,
                             as Borrower,
              THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                          as Credit Parties,
                     THE LENDERS SIGNATORY HERETO
                          FROM TIME TO TIME,
                              as Lenders,
                         PARAGON CAPITAL LLC,
                          as Oversight Agent,
                                  and
                 GENERAL ELECTRIC CAPITAL CORPORATION,
                               as Agent


                       TABLE OF CONTENTS
                                                             Page

1.   AMOUNT AND TERMS OF CREDIT                                    2
     1.1.  Credit Facilities                                       2
     1.2.  Letters of Credit                                       7
     1.3.  Prepayments                                             7
     1.4.  Use of Proceeds                                         9
     1.5.  Interest and Applicable Margins                        10
     1.6.  Eligible Accounts                                      12
     1.7.  Eligible Inventory                                     13
     1.8.  Cash Management Systems                                14
     1.9.  Fees and Other Compensation                            14
     1.10. Receipt of Payments                                    14
     1.11. Application and Allocation of Payments; Subordination  15
     1.12. Loan Account and Accounting                            17
     1.13. Indemnity                                              17
     1.14. Access; Appraisals; Mystery Shopping                   19
     1.15. Taxes                                                  20
     1.16. Capital Adequacy; Increased Costs; Illegality          21
     1.17. Single Loan                                            22
     1.18. Priority of Obligations and Lenders' Liens             22

2.   CONDITIONS PRECEDENT                                         24
     2.1.  Conditions to the Initial Loans                        24
     2.2.  Further Conditions to Each Loan                        25

3.   REPRESENTATIONS AND WARRANTIES                               26
     3.1.  Corporate Existence; Compliance with Law               26
     3.2.  Executive Offices; FEIN                                27
     3.3.  Corporate Power, Authorization, Enforceable Obligations27
     3.4.  Financial Statements and Projections                   28
     3.5.  Material Adverse Effect                                28
     3.6.  Ownership of Property; Liens                           28
     3.7.  Labor Matters                                          29
     3.8.  Ventures, Subsidiaries and Affiliates; Outstanding
             Stock and Indebtedness                               30
     3.9.  Government Regulation                                  30
     3.10. Margin Regulations                                     30
     3.11. Taxes                                                  31
     3.12. ERISA                                                  31
     3.13. No Litigation                                          32
     3.14. Brokers                                                32
     3.15. Intellectual Property                                  32
     3.16. Full Disclosure                                        32
     3.17. Environmental Matters                                  33
     3.18. Insurance                                              34
     3.19. Deposit and Disbursement Accounts                      34
     3.20. Government Contracts                                   34
     3.21. [Intentionally Deleted                                 34
     3.22. Agreements and Other Documents                         34
     3.23. [Intentionally Deleted                                 35
     3.24. Year 2000 Representations                              35
     3.25. Status of Holdings                                     35
     3.26. Credit Card Providers                                  35

4.   FINANCIAL STATEMENTS AND INFORMATION                         35
     4.1.  Reports and Notices                                    35
     4.2.  Communication with Accountants                         35

5.   AFFIRMATIVE COVENANTS                                        36
     5.1.  Maintenance of Existence and Conduct of Business       36
     5.2.  Payment of Obligations                                 36
     5.3.  Books and Records                                      37
     5.4.  Insurance; Damage to or Destruction of Collateral      37
     5.5.  Compliance with Laws                                   39
     5.6.  Supplemental Disclosure                                39
     5.7.  Intellectual Property                                  39
     5.8.  Environmental Matters                                  39
     5.9.  Landlords' Agreements, Mortgagee Agreements and
             Bailee Letters                                       40
     5.10. Further Assurances                                     41
     5.11. Year 2000 Problems                                     41
     5.12. Credit Card Notices                                    41
     5.13. Point of Sale System                                   41
     5.14. Leasehold Mortgages                                    41
     5.15. Reclamation Claims                                     41
     5.16. Financial Advisor                                      41

6.   NEGATIVE COVENANTS                                           42
     6.1.  Mergers, Subsidiaries, Etc.                            42
     6.2.  Investments; Loans and Advances                        42
     6.3.  Indebtedness                                           43
     6.4.  Employee Loans and Affiliate Transactions              44
     6.5.  Capital Structure and Business                         45
     6.6.  Guaranteed Indebtedness                                45
     6.7.  Liens                                                  45
     6.8.  Sale of Stock and Assets                               46
     6.9.  ERISA                                                  47
     6.10. Financial Covenants                                    47
     6.11. Hazardous Materials                                    47
     6.12. Sale-Leasebacks                                        47
     6.13. Cancellation of Indebtedness                           47
     6.14. Restricted Payments                                    47
     6.15. Change of Corporate Name or Location; Change of
             Fiscal Year                                          47
     6.16. No Impairment of Intercompany Transfers                48
     6.17. No Speculative Transactions                            48
     6.18. Credit Parties Other than Borrower                     48
     6.19. Amendments to Material Agreements                      48
     6.20. Credit Card Notices                                    49
     6.21. Amendments to Interim Order; Final Order; Pre-Petition
             Indebtedness                                         49
     6.22. No Return of Inventory                                 49

7.   TERM                                                         49
     7.1.  Termination                                            49
     7.2.  Survival of Obligations Upon Termination of Financing
             Arrangements                                         49

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES                       50
     8.1.  Events of Default                                      50
     8.2.  Remedies                                               54
     8.3.  Waivers by Credit Parties                              55

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS         56
     9.1.  Assignment and Participations                          56
     9.2.  Appointment of Agents                                  58
     9.3.  Agents' Reliance, Etc.                                 59
     9.4.  GE Capital, Paragon and Affiliates                     60
     9.5.  Lender Credit Decision                                 60
     9.6.  Indemnification                                        60
     9.7.  Successor Agents                                       61
     9.8.  Setoff and Sharing of Payments                         61
     9.9.  Advances; Payments; Non-Funding Lenders; Information;
             Actions in Concert                                   62

10.  SUCCESSORS AND ASSIGNS                                       65
     10.1. Successors and Assigns                                 65

11.  MISCELLANEOUS                                                65
     11.1. Complete Agreement; Modification of Agreement          65
     11.2. Amendments and Waivers                                 66
     11.3. Fees and Expenses                                      68
     11.4. No Waiver                                              70
     11.5. Remedies                                               70
     11.6. Severability                                           70
     11.7. Conflict of Terms                                      70
     11.8. Confidentiality                                        71
     11.9. GOVERNING LAW                                          71
     11.10.Notices                                                72
     11.11.Section Titles                                         72
     11.12.Counterparts                                           73
     11.13.WAIVER OF JURY TRIAL                                   73
     11.14.Press Releases                                         73
     11.15.Reinstatement                                          73
     11.16.Advice of Counsel                                      74
     11.17.Entities Related to Paragon.                           74
     11.18.Entire Agreement.                                      74
     11.19.Disclosure.                                            74
     11.20.Parties Including Trustees; Bankruptcy Court
             Proceedings                                          74
     11.21.Pre-Petition Loan Agreement                            75
     11.22.Termination of Letter Agreement                        75
     11.23.Post-Closing Matters                                   75



                          INDEX OF APPENDICES

Exhibit 1.1(a)(i)         -       Form of Notice of Revolving Credit
                                  Advance/Borrowing Base Certificate
Exhibit 1.1(a)(iv)        -       Form of Tranche A Revolving Note
Exhibit 1.1(a)(v)         -       Form of Tranche B Revolving Note
Exhibit 1.1(b)(ii)        -       Form of Swing Line Note
Exhibit 1.5(e)            -       Form of Notice of Conversion/Continuation
Exhibit 5.9(a)            -       Form of Landlord Waiver
Exhibit 5.9(b)            -       Alternative Form of Landlord Waiver
Exhibit 5.12              -       Form of Credit Card Provider Notice
Exhibit 9.1(a)            -       Form of Assignment Agreement
Exhibit A-1               -       Form of Budget
Exhibit A-2               -       Form of Interim Order
Exhibit B-1               -       Form of GE Fee Letter
Exhibit B-2               -       Form of Paragon Fee Letter
Schedule 1.1              -       Responsible Individual
Schedule 1.1(c)           -       Authorized Signatories
Schedule 1.4              -       Sources and Uses; Funds Flow Memorandum
Schedule 3.2              -       Executive Offices; FEIN
Schedule 3.4(A)           -       Financial Statements
Schedule 3.5              -       Pre-Closing Materially Adverse Events
Schedule 3.6(a)           -       Real Estate and Leases
Schedule 3.6(b)           -       Leases in Default
Schedule 3.6(c)           -       Leases (Borrower as Lessor, Sublessor or
                                  Assignor)
Schedule 3.6(d)           -       Leased Department License Agreements
Schedule 3.7              -       Labor Matters
Schedule 3.8              -       Ventures, Subsidiaries and Affiliates;
                                  Outstanding Stock
Schedule 3.11             -       Tax Matters
Schedule 3.12             -       ERISA Plans
Schedule 3.13             -       Litigation
Schedule 3.15             -       Intellectual Property
Schedule 3.17             -       Hazardous Materials
Schedule 3.18             -       Insurance
Schedule 3.19             -       Deposit and Disbursement Accounts
Schedule 3.20             -       Government Contracts
Schedule 3.22             -       Agreements and Other Documents
Schedule 3.26             -       Credit Card Providers
Schedule 5.1              -       Trade Names
Schedule 6.2              -       Investments
Schedule 6.3              -       Indebtedness
Schedule 6.4(a)           -       Transactions with Affiliates
Schedule 6.4(b)           -       Employee Loans
Schedule 6.7(a)           -       Existing Liens
Schedule 6.7(b)           -       Existing Capital Leases
Schedule 6.8(c)           -       Permitted Dispositions

Schedule 6.19             -       Material Agreements
Schedule 10               -       Fiscal Quarters

Annex A (Recitals)        -       Definitions
Annex B (Section 1.2)     -       Letters of Credit
Annex C (Section 1.8)     -       Cash Management System
Annex D (Section 2.1(a))  -       Schedule of Additional Closing Documents
Annex E (Section 4.1(a))  -       Financial Statements and Projections
                                  -- Reporting
Annex F (Section 4.1(b))  -       Collateral Reports
Annex F-1                 -       Required Reporting List
Annex G (Section 6.10)    -       Financial Covenants
Annex H (Section 9.9(a))  -       Lenders' Wire Transfer Information
Annex I (Section 11.10)   -       Notice Addresses
Annex J (from Annex A-
                                  Commitments definition)-    Commitments as
                                                              of Closing Date